    As filed with the Securities and Exchange Commission on ___________, 1999

                                                       Registration No. ________
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------

                            THE FEMALE HEALTH COMPANY
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                            -------------------------

          WISCONSIN                         3069                               39-1144397
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)

                                                  O.B. PARRISH, CHAIRMAM
   875 NORTH MICHIGAN AVENUE                      OF THE BOARD AND CHIEF
          SUITE 3660                                EXECUTIVE OFFICER
   CHICAGO, ILLINOIS 60611                      875 NORTH MICHIGAN AVENUE
        (312) 280-1119                                 SUITE 3660
(ADDRESS AND TELEPHONE NUMBER                    CHICAGO, ILLINOIS 60611
OF PRINCIPAL EXECUTIVE OFFICES AND                   (312) 280-1119
  PRINCIPAL PLACE OF BUSINESS)                 (NAME, ADDRESS AND TELEPHONE
                                                NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:

                              JAMES M. BEDORE, ESQ.
                          REINHART, BOERNER, VAN DEUREN
                            NORRIS & RIESELBACH, S.C.
                       1000 NORTH WATER STREET, SUITE 2100
                               MILWAUKEE, WI 53202
                                 (414) 298-1000

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. |X|

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. |_|

                         CALCULATION OF REGISTRATION FEE


================================================================================================================
   TITLE OF EACH                                     PROPOSED             PROPOSED
     CLASS OF                                        MAXIMUM              MAXIMUM
    SECURITIES                      AMOUNT           OFFERING            AGGREGATE            AMOUNT OF
       TO BE                        TO BE             PRICE               OFFERING          REGISTRATION
    REGISTERED                   REGISTERED(1)      PER SHARE(2)           PRICE                FEE
----------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.01        1,500,000         $1.00              $1,500,000             $417
PER SHARE ISSUABLE UPON
CONVERSION OF CONVERTIBLE
DEBENTURES

----------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.01        2,587,500         $1.00              $2,587,500             $719
PER SHARE, ISSUABLE UPON
EXERCISE OF WARRANTS

----------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.01          841,671         $1.00                $841,671             $234
PER SHARE TO BE SOLD BY
CERTAIN SELLING STOCKHOLDERS
================================================================================================================


(1) IN THE EVENT OF A STOCK SPLIT, STOCK DIVIDEND OR SIMILAR TRANSACTION INVOLVING THE REGISTRANT'S COMMON STOCK, IN ORDER TO PREVENT DILUTION, THE NUMBER OF SHARES REGISTERED SHALL AUTOMATICALLY BE INCREASED TO COVER THE ADDITIONAL SHARES IN ACCORDANCE WITH RULE 416(A) UNDER THE SECURITIES ACT.

(2) ESTIMATED SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(C) UNDER THE SECURITIES ACT, ON THE BASIS OF THE AVERAGE OF THE BID AND ASKED PRICES OF THE REGISTRANT'S COMMON STOCK ON OCTOBER 14, 1999, AS REPORTED ON THE OVER THE COUNTER BULLETIN BOARD.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS              PRELIMINARY PROSPECTUS
                        SUBJECT TO COMPLETION - DATED            , 1999

                        THE FEMALE HEALTH COMPANY

                        4,929,175 SHARES OF COMMON STOCK


         This prospectus may be used only by the stockholders listed under the section entitled "selling stockholders" in this prospectus in connection with their resale, from time to time, of up to 4,929,175 shares of our common stock. The 4,929,175 shares are shares of our common stock which these stockholders currently own or will receive upon conversion of convertible debentures and exercise of warrants which they currently own. We will not receive any proceeds from the sale of the shares by the selling stockholders. We have paid the expenses related to registering the sale of these shares, including legal and accounting fees, but not including commissions, transfer taxes and certain other expenses associated with the sale of the shares, which will be paid by the selling stockholders.

         We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

         The selling stockholders have a variety of means by which they may sell the 4,929,175 shares of our common stock. They may sell the shares to purchasers in transactions on the Over the Counter Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods. The selling stockholders may sell the shares at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to the market prices or at negotiated prices. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers, who may receive compensation in the form of discounts or commissions from the selling stockholders or from the purchasers of the shares for whom the broker-dealers may act as an agent or to whom they may sell as a principal, or both. For more information about the selling stockholders' alternative sales methods, see "Plan of Distribution."

         Our common stock is quoted on the Over the Counter Bulletin Board under the symbol "FHCO." On October 14, 1999, the closing sale price of the common stock was $1.00.

YOU SHOULD CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 5 BEFORE PURCHASING OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      THE DATE OF THIS PROSPECTUS IS            , 1999

                                TABLE OF CONTENTS

                                                                         Page
-----------------------------------------------------------------------------


Prospectus Summary.........................................................3
Risk Factors...............................................................5
Use of Proceeds...........................................................10
Price Range of Common Stock...............................................10
Dividend Policy...........................................................10
Determination of Offering Price...........................................10
Capitalization............................................................11
Management's Discussion and Analysis of Financial Condition
  and Results of Operations...............................................12
Business..................................................................18
Management................................................................25
Principal Shareholders....................................................30
Certain Transactions......................................................31
Description of Capital Stock..............................................33
Selling Stockholders......................................................37
Plan of Distribution......................................................41
Legal Matters.............................................................42
Experts...................................................................42
The Female Health Company Index to Consolidated Financial Statements......43

                               PROSPECTUS SUMMARY

         THIS SUMMARY PROVIDES AN OVERVIEW OF SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. THEREFORE, YOU SHOULD ALSO READ THE MORE DETAILED INFORMATION SET FORTH IN THIS PROSPECTUS, OUR FINANCIAL STATEMENTS AND THE OTHER INFORMATION THAT IS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

              FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INACCURATE

         We have made forward-looking statements in this prospectus and in the documents that we incorporate by reference that are subject to risks and uncertainties. When we use the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Because many factors can materially affect results, including those set forth below, you should not regard our inclusion of forward-looking information as a representation by us or any other person that the objectives or plans for the Company will be achieved. Our assumptions relating to budgeting, research, sales, results and market penetration and other management decisions are subjective in many respects and thus are susceptible to interpretations and periodic revisions based on actual experience and business developments. The impact of any of which may cause us to alter our capital expenditures or other budgets, which may in turn affect our business, financial position, results of operations and cash flows. Therefore, you should not place undue reliance on forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. Factors that might cause actual results to differ from those anticipated in the forward-looking statements include, but are not limited to, those described in "Risk Factors."

                                   THE COMPANY

         The Female Health Company is essentially a global start-up company. Our business consists solely of the manufacture and sale of the female condom, known in the United States as REALITY(R) and under various other trade names in foreign countries. We were incorporated in Wisconsin in 1971 and established in our current form as The Female Health Company on February 1, 1996.

         Initially, we expended significant time and resources in the development of the female condom and securing FDA approval to market the female condom in the United States. During this time, we also operated our original recreational products business. After considering various alternatives, in 1995 our Board of Directors selected the female condom as the central focus for the Company's strategic direction. As a result, in January 1996, we sold our recreational products business, changed our name to The Female Health Company and devoted ourselves solely to the commercialization of the female condom.

         As part of this restructuring, on February 1, 1996, we acquired the stock of Chartex Resources Limited, the manufacturer and owner of certain worldwide rights to, and our then sole supplier of, the female condom. As a result of these transactions, our sole business now consists of the manufacture, marketing and sale of the female condom. We own global intellectual property rights for the female condom. These rights include patents in the United States, the European Union, Japan and various other countries; regulatory approvals in certain countries, including a Pre-Market Approval granted by the United States Food and Drug Administration approving and permitting marketing of the female condom in the United States (which PMA is required to market the product in the United States since the FDA determined that the product was a Class III medical device regulated by the FDA), and CE mark in the European Union (representing that the product, as a medical device, has been approved by the EU for marketing in the member countries of the EU); and certain proprietary manufacturing technology. In addition, we lease a state of the art manufacturing facility in London, England, capable of producing 60 million female condoms per year. The facility has been inspected and approved by the FDA and the EU.

         The Company's principal executive offices are located at 875 North Michigan Avenue, Suite 3660, Chicago, Illinois 60611, and its telephone number is 312-280-1119.

                                  THE OFFERING

Securities to be offered
by the selling stockholders (1)...........................    Up to 4,929,175 shares of common stock

Common stock outstanding as of September 30, 1999.........    11,804,580 shares(2)


Over the Counter Bulletin Board symbol....................    FHCO


(1) Includes 1,500,000 shares which will be received by the selling stockholders upon conversion of convertible debentures in the principal amount of $1,500,000, 2,212,500 shares which will be received upon exercise of warrants currently owned by certain selling stockholders, 375,000 shares which will be received by certain selling stockholders upon exercise of warrants to purchase 375,000 shares which will be issued to certain selling stockholders if we elect to extend the repayment date for the $1,500,000 convertible debentures for one year and 841,671 shares currently owned by certain selling stockholders.

(2) Does not include (a) 3,861,034 shares of common stock issuable upon exercise of warrants outstanding as of September 30, 1999, including the warrants referenced in footnote 1 above; (b) 2,996,428 shares of common stock issuable upon exercise of stock options outstanding as of September 30, 1999; (c) 660,000 shares of common stock issuable upon conversion of outstanding preferred stock; and (d) shares issuable upon conversion of the $1.5 convertible debentures outstanding.

                          SUMMARY FINANCIAL INFORMATION

         The summary financial information set forth below is derived from our financial statements appearing elsewhere in this prospectus. You should read this information in conjunction with those financial statements, including the notes thereto.



                                            Year Ended September 30            Nine Months Ended June 30
                                            -----------------------            -------------------------
                                             1997            1998              1998                  1999
                                             ----            ----              ----                  ----
STATEMENTS OF OPERATIONS DATA:
Net revenues....................         $2,916,408       $5,451,399        $4,040,672            $3,409,695
Cost of products sold...........          3,475,709        5,273,369         4,082,175             3,787,785

Net loss........................         (6,251,149)      (3,357,316)       (2,702,645)           (3,041,226)
Net loss attributable to common
    stockholders................         (6,266,114)      (4,306,985)       (3,621,365)           (3,143,280)
Net loss per common share
    outstanding.................             $(0.74)          $(0.43)           $(0.37)               $(0.29)




                                        September 30, 1998       June 30, 1999
                                        ------------------       -------------
CONSOLIDATED BALANCE SHEET
 DATA:
Working capital.................            $1,239,641                $676,546
Total assets....................             7,558,894               6,324,965
Long-term debt and capital lease
 obligations....................                 4,882                       0
Stockholders' Equity............             2,934,577               1,946,138

                                  RISK FACTORS

         You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus, before purchasing our common stock.

WE NEED ADDITIONAL CAPITAL TO SUPPORT OUR OPERATIONS AND, IF WE RAISE ADDITIONAL CAPITAL, IT COULD DILUTE THE HOLDINGS OF OUR EXISTING SHAREHOLDERS.

         Sales of our sole product, the female condom, are currently insufficient to cover our fixed manufacturing overhead, advertising and general and administrative costs. Consequently, we must secure additional capital to fund operating losses. At this stage in our development, the amount and timing of our future capital requirements cannot be precisely determined. We believe that the capital which we may raise through sales of common stock under our Equity Line Agreement with Kingsbridge Capital Limited which is described below will be sufficient to satisfy our current and expected funding requirements. However, if the conditions required to sell common stock to Kingsbridge under the Equity Line Agreement are not satisfied, we will need to raise additional capital in the immediate future. One of the conditions which we must satisfy in order to utilize the Equity Line Agreement is that our common stock trading price must be at least $1 per share at the time of any stock sale. Kingsbridge may, however, waive this requirement. We would seek that additional capital through the sale of debt or equity securities or the sale of Company assets or rights, or by discounting receivables and/or letters of credit or by other means available to us. As part of our efforts to raise capital, on May 19, 1999 and June 3, 1999, we issued an aggregate of $1,500,000 of convertible debentures and warrants to purchase 1,875,000 shares of our common stock to five accredited investors. On September 24, 1999, we completed a private placement of 666,671 shares of our common stock to nine investors. Factors affecting our capital requirements, including new market launches by our international partners and sales orders from existing customers, are outside of our control. Some of these factors may increase the amount of capital we need or accelerate the date when additional capital will be required, or both. We can make no assurance that we will be successful in raising additional capital. Further, we can make no assurance that any amount, if raised, will be sufficient to operate the Company until sales of the female condom generate sufficient revenues to fund operations. In addition, any funds which we raise may be costly to the Company and/or dilutive to existing shareholders.

OUR SUCCESS IS COMPLETELY DEPENDENT UPON THE SUCCESS OF THE FEMALE CONDOM.

         We expect to derive our future revenues from sales of the female condom, our sole current product. The product is in the early stages of its commercialization. Accordingly, the ultimate level of acceptance of the female condom by public health advocates as well as users around the world, which includes the decision to use the female condom versus other available products, is not yet known.

         Our current level of expenditures has been established to support a higher level of revenues. For us to begin generating cash from operations, sales of the female condom will have to increase approximately $400,000 per month. If sales do not increase from current levels to this degree or if the cost to obtain this level of sales is prohibitive, we will continue to incur operating losses and, ultimately, our viability will be in jeopardy.

SINCE OUR COMMON STOCK IS NO LONGER LISTED ON THE AMERICAN STOCK EXCHANGE, YOU MAY HAVE GREATER DIFFICULTY BUYING AND SELLING OUR STOCK.

         On February 5, 1999, our common stock was delisted from the American Stock Exchange since it did not meet all of the criteria for continued listing. Commencing on approximately February 10, 1999, the common stock has been quoted on the OTC Bulletin Board under the symbol "FHCO." Although we believe that the OTC Bulletin Board will continue to provide an efficient market for the purchase and sale of our common stock, you may find it more difficult to obtain accurate quotations of the price of the our common stock and to sell the common stock on the open market than was the case when the common stock was listed on the American Stock Exchange. In addition, companies whose stock is listed on the American Stock Exchange must adhere to the rules of that exchange. These rules include various corporate governance procedures which, among other items, require a company to obtain shareholder approval prior to completing certain transactions including, among others, issuances of common stock equal to 20% or more of the company's then outstanding common stock for less than the greater of book or market value or the issuance of certain stock options. Since our stock is quoted on the OTC Bulletin Board, we are not subject to those or any comparable rules.

WE HAVE A HISTORY OF SIGNIFICANT LOSSES AND, DUE TO THAT AND OTHER FACTORS, OUR INDEPENDENT AUDITOR HAS ISSUED A QUALIFIED OPINION ON OUR FINANCIAL STATEMENTS.

         We incurred a net loss attributable to common stockholders of $3.1 million for the nine months ended June 30, 1999, a net loss attributable to common stockholders of $4.3 million for the year ended September 30, 1998 and a net loss attributable to common stockholders of $6.3 million for the year ended September 30, 1997. As of June 30, 1999, we had an accumulated deficit of $44.3 million. At June 30, 1999, we had working capital of $0.7 million and stockholders' equity of $1.9 million. Historically, we have incurred cash operating losses relating to expenses incurred to develop, manufacture and promote the female condom. Consistent with the availability of resources, we expect to incur substantial expenditures in fiscal 1999 and 2000 in an effort to support our manufacturing operations and increase awareness and distribution of the female condom around the globe. Until our internally generated funds are sufficient to meet cash requirements, we will remain dependent upon our ability to generate sufficient capital from outside sources. There can be no assurance that we will achieve a profitable level of operations in the near term or at all.

         Our independent auditor's report on our consolidated financial statements for the years ended September 30, 1998 and 1997 was qualified as to our ability to continue as a going concern. While many factors are considered by the auditor in reaching its opinion, the primary reason for the going concern opinion was due to our continued deficit cash flows from operations, driven largely by continued operating losses. For the nine months ended June 30, 1999, our net cash used in operations was $2.9 million. For the year ended September 30, 1998, our net cash used in operations was $2.8 million. For the year ended September 30, 1997, our net cash used in operations totaled $5 million.

         In the near term, we expect operating costs to continue to exceed funds generated from operations due principally to our fixed manufacturing costs relative to our current production volumes. While we believe that revenue from sales of the female condom will eventually exceed operating costs and that ultimately operations will generate sufficient funds to meet capital requirements, there can be no assurance that such level of operations will be achieved in the near term or at all. We believe that the Company must first achieve, on a continuing basis, positive cash flow from operations and net operating profits in order for our independent auditors to re-evaluate their going concern opinion.

OUR PRODUCT FACES SIGNIFICANT COMPETITION FROM OTHER PRODUCTS, SUCH AS THE MALE CONDOM, WHICH ARE SOLD BY COMPANIES WHICH ARE MUCH LARGER THAN ARE WE.

         We believe that there is currently no other female condom sold in the world. However, other parties may seek to develop an intravaginal pouch which does not infringe our patents. These products, if developed, could be distributed by companies with greater financial resources and customer contacts than us. In addition, there are a number of other products currently marketed which have a higher degree of accepted efficacy for preventing pregnancy than does the female condom. These products include male condoms, birth control pills, Norplant and Depo Provera. However, other than the female condom, only the latex male condom is generally recognized as being efficacious in preventing unintended pregnancies and STDs. Companies manufacturing these competing products are generally much larger than the Company and have access to significantly greater resources than do we. In addition, the female condom is generally sold at prices comparatively greater than the price of the latex male condom. Accordingly, the female condom will not be able to compete with the latex male condom solely on the basis of price.

FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY REDUCE THE STOCK'S TRADING PRICE.

         Virtually all of our 11,804,580 shares of common stock and 660,000 shares of our convertible preferred stock outstanding as of October 1, 1999 may be immediately resold in the public market by persons who are not our affiliates (generally, a person who has a control relationship with the Company). In addition, our Equity Line Agreement with Kingsbridge Capital Limited provides that we will issue at least $1 million (up to a maximum of $6 million) of common stock to Kingsbridge during its term, which commenced on approximately February 19, 1999 and continues until the earlier of (1) the date the Company sells $6 million of common stock to Kingsbridge under the Equity Line Agreement, (2) the date the Company fails to meet certain obligations under the Equity Line Agreement or (3) February 12, 2001. (If we do not issue the minimum $1 million of stock to Kingsbridge, we must pay Kingsbridge an amount equal to the portion of the $1 million not sold, multiplied by 12% (17% if the failure to sell the required minimum is due to certain specified events).) The shares of stock which the Company may sell to Kingsbridge under the Equity Line Agreement will be available for immediate resale to the public pursuant to a registration statement we previously filed with the Securities and Exchange Commission. Further, as of October 1, 1999, we have issued options and warrants to purchase an aggregate of 6,857,462 shares of common stock. We have filed or intend to file registration statements under the Securities Act to register the sale of the shares underlying these options and warrants and, accordingly, any shares received upon exercise of these options or warrants will also be freely tradable without restriction by persons other than affiliates. Sales of our common stock in the public market or the perception that such sales may occur, could adversely affect the market price of our common stock.

IF WE UTILIZE OUR EQUITY LINE AGREEMENT, IT COULD DILUTE OTHER SHAREHOLDERS AND HAVE OTHER NEGATIVE EFFECTS.

         On November 19, 1998, we entered into an Equity Line Agreement with Kingsbridge Capital Limited, a private investor. Pursuant to this agreement, we have the right, subject to various conditions, to sell to Kingsbridge shares of our common stock for cash consideration up to an aggregate of $6 million. Any stock which we sell to Kingsbridge under this agreement will be sold at a discount to the stock's then market price determined pursuant to the agreement. The discount is 12% of the market price of a share of our common stock at the time if the sale is $2.00 or more and 18% if the market price is less than $2.00. The agreement gives us the right to determine, in our sole discretion, the degree to which we will utilize the equity line, subject to a minimum sale of $1 million of our common stock to Kingsbridge over the life of the agreement. While our agreement with Kingsbridge will help provide us with additional future financing, the sale of shares thereunder will have a dilutive impact on other stockholders of the Company. As a result, if the conditions to its utilization are satisfied, our net income (loss) per share could be materially decreased (increased) in future periods, and the market price of the common stock could be materially and adversely affected. In addition, the common stock to be issued under the agreement will be issued at a discount to the then prevailing market price of the common stock. These discounted sales could have an immediate adverse effect on the market price of the common stock.

         We have also agreed to pay Hartinvest-Medical Ventures, the entity that solicited Kingsbridge, a commission of 7% on all amounts received from Kingsbridge under the agreement. This commission may, at the option of HMV, be paid in shares of our common stock valued at the same price at which we sell shares to Kingsbridge under the agreement. As further consideration, we have agreed to issue to HMV warrants to purchase shares of common stock equal to 10% of the number of shares we sell to Kingsbridge under the agreement. The warrants will have a three-year term and be exercisable at a price per share equal to $2.17 (which was 120% of the last sale price of our common stock on the date the agreement was executed). As further consideration for entering into the agreement, we issued to Kingsbridge a Warrant to purchase 100,000 shares, which is exercisable over a three-year period at an exercise price of $2.17 (which was equal to 120% of the last sale price of our common stock on the date the agreement was executed). The issuance or resale of the shares sold under the agreement would have a further dilutive effect on our stockholders and could have an adverse effect on our stock price. The agreement will not be available under certain conditions which could require us to seek funds from other sources (with the intendent risk factor set forth in the preceding paragraph).

OUR STOCK PRICE HAS BEEN EXTREMELY VOLATILE AND, AS A RESULT, THE PRICE COULD BE DOWN AT A TIME WHEN YOU DESIRE TO SELL YOUR SHARES.

         The market price of our common stock has been and may continue to be affected by quarter-to-quarter variations in our operating results, announcements by our competitors and other factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations, particularly among the stock of emerging growth companies, which have often been unrelated to the operating performance of particular companies. Factors not directly related to our performance, such as governmental regulation or negative industry reports, may also have a significant adverse impact on the market price of our common stock.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL, THE LOSS OF ANY OF WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

         Our success will depend in large part upon our ability to attract and retain highly qualified personnel. We are particularly dependent upon the services of O.B. Parrish, our Chairman of the Board and Chief Executive Officer, and Mary Ann Leeper, Ph.D., our President and Chief Operating Officer. We have entered into an employment agreement with Dr. Leeper. If we lose the services of these or other key individuals, or fail to attract and retain other skilled personnel, we could be materially harmed. We have not purchased keyman life insurance insuring the lives of any of its executive officers or key employees.

BECAUSE OUR COMMON STOCK IS A "PENNY STOCK," TRADING IN IT IS SUBJECT TO THE PENNY STOCK RULES WHICH COULD AFFECT YOUR ABILITY TO RESELL THE STOCK IN THE MARKET.

         The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with trades in any stock defined as a "penny stock." The SEC's regulations generally define a penny stock as an equity security that has a price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, the regulations require stock brokers to deliver to their customers, prior to any transaction involving a penny stock, a disclosure schedule explaining the penny stock market and the risks associated therewith.

         In addition, as a penny stock, trading in our common stock would be covered by Rule 15g-9 promulgated under the Exchange Act. Under this rule, generally broker-dealers who recommend penny stocks to persons other than their established customers and certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale of the securities.

         As a result of being a penny stock, the market liquidity for our common stock may be adversely affected since the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market.

AS A MANUFACTURER AND MARKETER OF A CONSUMER PRODUCT, WE COULD INCUR PRODUCT LIABILITY CLAIMS.

         The nature of our product may expose us to significant product liability risks. We maintain product liability insurance with coverage limits of $5 million per year on the female condom. There can be no assurance that we will be able to maintain this insurance on acceptable terms or that the insurance will provide adequate coverage against product liability claims. While no product liability claims on the female condom have been brought against us to date, a successful product liability claim against us in excess of our insurance coverage could be extremely damaging to the Company.

SINCE WE SELL PRODUCT IN FOREIGN MARKETS, WE ARE SUBJECT TO FOREIGN CURRENCY AND MARKET RISK.

         We manufacture the female condom in a leased facility located in London, England. In addition, a material portion of our future sales are likely to be in foreign markets. Manufacturing costs and sales to foreign markets are subject to normal currency risks associated with changes in the exchange rate of foreign currencies relative to the United States dollar. To date, we have not deemed it necessary to utilize currency hedging strategies to manage our currency risks. On an ongoing basis, we continue to evaluate our commercial transactions and would consider employing currency hedging strategies if we believed such strategies were appropriate. Some of our future international sales may be in developing nations where dramatic political or economic changes are possible. If any of these changes occur, they could adversely affect our results of operations and financial condition.

OUR PRODUCT IS SUBJECT TO SUBSTANTIAL GOVERNMENT REGULATION.

         The female condom is subject to regulation by the FDA, pursuant to the Food, Drug and Cosmetic Act, and by other state and foreign regulatory agencies. Under the FDC Act, medical devices must receive FDA clearance before they can be sold. FDA regulations also require us to adhere to certain "Good Manufacturing Practices," which include testing, quality control and documentation procedures. Our compliance with applicable regulatory requirements is monitored through periodic inspections by the FDA. If we fail to comply with applicable regulations, we could suffer fines, delays or suspensions of clearances, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could have a material adverse effect on us.

OUR FUTURE SHORT-TERM AND LONG-TERM SUCCESS WILL BE DEPENDENT UPON OUR ABILITY TO EFFECTIVELY ANTICIPATE, RESPOND TO AND MANAGE CHANGING BUSINESS CONDITIONS.

         Our future short-term and long-term success will be dependent upon our ability to effectively anticipate, respond to and manage changing business conditions. We believe our current management will be able to properly manage our future operations. However, there can be no assurance that we will be able to adapt our manufacturing operations or administrative and financial functions to manage our growth or to otherwise address the future needs of the business.

THERE IS A POSSIBILITY WE COULD INCUR EXPENSES OR BUSINESS INTERRUPTIONS DUE TO YEAR 2000 ISSUES.

         The Company's State of Readiness. Our main financial and manufacturing hardware and software systems have been tested and we believe are now Year 2000 compliant. This was accomplished primarily through systems upgrades and maintenance performed over the last few years. We are in the process of surveying our major customers and suppliers regarding their Year 2000 readiness and, to date, we are not aware of any significant Year 2000 issues at these entities that would materially affect our business. We believe that if a Year 2000 problem develops at any of our vendors whereby the vendor becomes unable to address our needs, alternative vendors are readily available that could furnish us with the same or similar supplies or services without material undue delay or expense.

         Costs to Address the Company's Year 2000 Issues. The majority of our Year 2000 issues were corrected either through systems upgrades or normal maintenance contracts. The cost of these improvements to date has been approximately $53,200.

         Risks to the Company for Year 2000 Issues. With regard to systems under our control, we know of no significant exposure that we have to the Year 2000 issue since, if necessary, our systems are capable of accepting manually entered data. The worst case scenario is that we would have to revert back to certain manual systems. We believe that our customers and vendors are at various stages of compliance but we have not been made aware of significant Year 2000 issues that would materially affect our business with them. We will continue to monitor Year 2000 compliance with our customers and vendors throughout 1999 but will not be able to achieve the same degree of certainty that we can with our own internal systems.

         The Company's Contingency Plan. To the extent that we discover minor internal systems that are not Year 2000 compliant by late 1999, we will have time to implement manual systems by year-end 1999 which we believe will significantly reduce our financial risk.

                                 USE OF PROCEEDS

         The proceeds from the sale of the shares offered pursuant to this prospectus will be received directly by the selling stockholders. We will not receive any proceeds from the sale of the shares offered hereby. We will, however, receive the exercise price for any warrants which are exercised by the selling stockholders. We will use any funds we receive for general working capital purposes.

                           PRICE RANGE OF COMMON STOCK

Our common stock is currently quoted on the OTC Bulletin Board under the symbol "FHCO." As of September 30, 1999, there were approximately 481 holders of record of our common stock.

         Prior to February 5, 1999, our common stock was listed on the American Stock Exchange. The following table sets forth the historical high and low sale prices of a share of our common stock on the American Stock Exchange for periods prior to February 5, 1999 and on the OTC Bulletin Board for periods thereafter:


                                                           Common Stock Sale Price
                                                           -----------------------
                                                          High                    Low
                                                          ----                    ---
1997 Fiscal Year:
   Quarter ended:
       December 31, 1996                                 6-1/4                   3-5/8
       March 31, 1997                                   4-3/16                 1-13/16
       June 30, 1997                                     3-5/8                 1-11/16
       September 30, 1997                                4-1/4                   2-3/4
1998 Fiscal Year:
   Quarter ended:
       December 31, 1997                                 4-3/8                       3
       March 31, 1998                                   3-9/16                       2
       June 30, 1998                                     3-5/8                   2-3/8
       September 30, 1998                               3-9/16                   1-3/8
1999 Fiscal Year:
   Quarter ended:
       December 31, 1998                                     2                   1-1/8
       March 31, 1999                                   2-1/16                  1-1/16
       June 30, 1999                                         2                     7/8


         The sale price quotations above reflect inter-dealer prices, without retail mark-ups, mark-downs or commissions.

                                 DIVIDEND POLICY

         The Company has not paid a dividend on its common stock and does not anticipate paying any dividends in the foreseeable future.

                         DETERMINATION OF OFFERING PRICE

         The common stock offered by this prospectus may be offered for sale by the selling stockholders from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. As such, the offering price is indeterminate as of the date of this prospectus. See "Plan of Distribution."

                                 CAPITALIZATION

         The following table sets forth the unaudited short-term indebtedness and stockholders' equity of the Company as of June 30, 1999.


                                                                            June 30, 1999
                                                                            -------------
                                                                             (Unaudited)
Short-term indebtedness:
     Debt due within one year......................................           $    57,785
     Convertible debentures, net of
         unamortized discount*.....................................               557,106
     Notes payable, related party, net
         of unamortized discount...................................             1,113,118
                                                                               ----------
             Total short-term indebtedness.........................           $ 1,728,009
                                                                               ==========

Stockholders' equity:
     Class A Convertible Preferred Stock--Series 1, par value $.01 per share, 1,040,000 shares authorized, 660,000 shares issued and
         outstanding as of June 30.................................           $     6,600
     Class A Convertible Preferred Stock--Series 2, par value $.01 per share, 1,500,000 shares authorized, no shares issued and
         outstanding...............................................
     Common stock, par value $.01 per share, 22 million shares
         authorized, 11,137,904 shares issued and outstanding as of
         June 30, 1999.............................................               111,380
     Additional paid-in capital (3)................................            46,227,312
     Unearned consulting compensation..............................              (339,517)
     Accumulated deficit...........................................           (44,344,476)
     Foreign currency translation gain.............................               316,915
     Treasury stock, at cost.......................................               (32,076)
                                                                              -----------
             Total stockholders' equity............................           $ 1,946,138
                                                                               ==========


* On June 1, 1999, we completed a private placement of convertible debentures in the principal amount of $1.5 million and warrants to purchase 1,875,000 shares of common stock. The convertible debentures are convertible into shares of our common stock as follows: the first 50% of the original principal balance plus any accrued but unpaid interest thereon may be converted into common stock at the investor's election at any time after one year based on a per share price equal to the lesser of 70% of the market price of our common stock at the time of conversion or $1.25; the second 50% of the original principal balance plus any accrued but unpaid interest thereon may be converted into common stock at the investor's election at any time after one year based on the per share price equal to the lesser of 70% of the market price of the Company's common stock at the time of conversion or $2.50. The convertible debentures are payable one year after issuance or, if the Company's elects, two years after issuance. If the term is extended for the extra one year, the Company must issue to the investors at the time of the extension, additional warrants to purchase 375,000 shares of common stock upon the same terms as the other warrants. Interest on the convertible debentures is payable at 8% quarterly in cash or, at the investors' option, common stock at its then current fair market value. Repayment of the convertible debentures is secured by a first security interest in all the Company's assets. Additionally, warrants to purchase 337,500 shares of common stock were issued to the Company's placement agent in the offering in which the convertible debentures were sold. The convertible debentures' beneficial conversion feature is valued at $336,400 and the warrants to purchase 1,875,000 shares of common stock are valued at $715,100. In accordance with SEC reporting requirements for such transactions, the Company recorded the value of the beneficial conversion feature and warrants (a total of $1,051,500) as additional paid in capital. The corresponding amount of $1,051,500 was recorded as a discount on convertible debentures and is amortized over one year using the interest rate method.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

        The following discussion is intended to provide an analysis of our financial condition and results of operations and should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this prospectus. The discussion also includes certain forward-looking statements. As indicated in "PROSPECTUS SUMMARY--Forward-Looking Statements May Prove to be Inaccurate," you should not place undue reliance on forward looking statements.

OVERVIEW

         We completed significant aspects of the development and commercialization of the female condom. These initiatives have resulted in our attainment of proprietary manufacturing technology and product design patents, necessary regulatory approvals, endorsements from various organizations within the world medical community and the development of significant manufacturing capacity. These steps, taken as part of our plan to develop and sell a product with global commercial and humanitarian value, have required the expenditure of significant amounts of capital and resulted in significant operating losses including the period 1996 through the present.

         We have begun the process of developing the market for the female condom around the world. As part of this plan, we have entered into a number of distribution agreements and are pursuing other arrangements for the marketing and sale of the female condom. We believe that as the number of markets in which the female condom is sold increases, sales will grow and, at certain levels, we will become profitable. However, there can be no assurance that such level of sales will be achieved in the near term or at all.

RESULTS OF OPERATIONS

NINE MONTHS ENDED JUNE 30, 1999 COMPARED TO NINE MONTHS ENDED JUNE 30, 1998

         We had net revenues of $3,409,695 and a net loss of $3,041,226 for the nine months ended June 30, 1999 compared to net revenues of $4,040,672 and a net loss of $2,702,645 for the nine months ended June 30, 1998. As discussed in more detail in the following paragraphs, the increase in our net loss was principally related to a decrease in sales volume, a less than proportionate decline in cost of goods and an increase in nonoperating expenses.

         For the nine months ended June 30, 1999, our sales decreased $630,977, or 16%, compared with the same period last year. This reflects quarterly variations during the first half of the calendar year as the business develops. We expect that fluctuations will continue, as various new countries launch the product, until reorders account for a substantial portion of our sales.

         Our cost of goods sold decreased $294,390 or 7%, to $3,787,785 for the nine months ended June 30, 1999 from $4,082,175 for the same period last year. Decreases in the costs of goods sold were a result of lower sales volume, offset, in part, by a change between years in our reserve for inventory obsolescence. During the nine months ended June 30, 1998 a $649,387 reduction in our reserve for inventory obsolescence occurred. The FDA's decision to extend the useful life of the female condom to five years from three years and the reduction of finished goods inventories resulting from the increased level of sales were the factors leading to the inventory reserve adjustment in the prior year. We did not materially adjust inventory reserves during the same period this year.

         Advertising and promotional expenditures decreased $152,088 or 41%, to $219,333 for the nine months ended June 30, 1999 from $371,421 for the same period in the prior year.

         Selling, general and administrative expenses increased $33,754 or 2%, to $2,198,761 in the current period from $2,165,007 for the same period last year. The increase reflected higher legal and professional fees related to our effort to raise capital and communicate with the investor community offset by temporary staff reductions and a corresponding drop in fringe benefits.

         Net interest and nonoperating expenses increased $228,328 to $353,042 for the current period from $124,714 for the same period the prior year. During the current year period, we had a higher level of debt outstanding than the prior fiscal year period largely due to the issuance of convertible debentures. A substantial increase in interest expense during the current year period principally from amortization of the discounts on the notes payable and the convertible debenture is a result of the additional debt.

FISCAL YEAR ENDED SEPTEMBER 30, 1998 ("1998") COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1997 ("1997")

         We had revenues of $5.5 million and a net loss attributable to stockholders of ($4.3) million (($0.43) per share) in 1998 compared to net revenues of $2.9 million and a net loss attributable to common stockholders of ($6.3) million (($0.74 per share) in 1997.

         As discussed more fully below, the $2.0 million reduction (31%) in the net loss attributable to stockholders from ($6.3) million in 1997 to ($4.3) million in 1998 is the result of increased sales volume, reduced expenditures for advertising and promotion, reduced interest expense and adjusted reserves for inventory obsolescence. Net losses for both 1998 and 1997 are attributable to fixed manufacturing overhead and administrative costs associated with operating the manufacturing facility configured to support significantly greater volume levels.

         Net revenues increased $2.5 million (87%) in 1998 over the prior year. Rapidly growing sales into both the global public sector and city and state agencies within the United States accounted for all of the increase. Net sales to commercial accounts declined, principally as a result of reduced expenditures for product advertising and promotional support.

         The results reflect our strategy to act as a manufacturer supplying the public sector and commercial partners throughout the world. Our partners pay for all marketing and shipping costs. Consequently, as our sales volume increases, our operating expenses will not increase significantly.

         In 1998, the cost of products sold of $5.3 million was 97% of net sales compared with 1997 cost of products sold of $3.5 million which was 119% of net sales. The reduction of costs of products sold as a percentage of net sales resulted in an increase in gross profit (loss) of $0.8 million from a loss of ($0.6) million in 1997 to a profit of $0.2 million in 1998. The reduction in cost of products sold as a percentage of net sales in 1998 resulted from improved absorption of fixed manufacturing overheard costs over the increased manufacturing unit volume. Our UK-based manufacturing facility utilized approximately 12% of its capacity in 1998 compared with approximately 5% of its capacity in 1997. In 1997, we recorded a favorable adjustment to our reserves for inventory obsolescence reducing cost of products sold by $1.1 million. During 1998, we further adjusted inventory obsolescence reserves, reducing cost of products sold by $0.9 million. Our reserve for inventory obsolescence was $40,734 and $894,000 at September 30, 1998 and 1997, respectively.

         Advertising and promotion expenditures decreased 74% to $0.4 million in 1998 compared to $1.6 million in 1997. The 1997 expenditures reflect costs for our previous print advertising campaign and single market test of our television commercial which was not repeated in 1998. Advertising and promotion relates exclusively to the U.S. market and includes the cost of print advertising, trade and consumer promotions, product samples and other marketing costs incurred to increase consumer awareness and purchases of the female condom. Through expenditures since the product launch, we have established that the female condom is responsive to promotion, but due to our size, we do not possess the resources to conduct a significant consumer marketing program. Accordingly, we are seeking potential partners for the United States that have the resources to conduct such a marketing program.

         Selling, general and administrative expenses decreased $0.1 million, or 5%, from $3.0 million in 1997 to $2.9 million in 1998. As a percentage of net revenues, the selling, general and administrative expenses were 53% in 1998 compared with 104% in 1997. Our initiatives to reduce spending in all administrative areas have resulted in reductions in the expenses associated with telecommunications, legal and financial matters in the United States and the United Kingdom. These reductions were offset by increased compensation expense.

         Net nonoperating expense for 1998 decreased $0.8 million (80%) to $0.2 million from $1.0 million in 1997. The decrease is the result of lower interest expense for 1998 ($0.5 million) compared with 1997 ($1.3 million). The prior year interest expense included interest paid on convertible debentures which were all converted during 1997 as well as the amortized cost of a beneficial conversion feature associated with the issuance of the convertible debentures. Comparable interest costs were not incurred during 1998.

         In order for us to cover fixed manufacturing overhead costs and realize a break-even at the gross profit level, annual unit sales of approximately 7.1 million female condoms are required based upon the current average selling price per unit. Our unit sales for fiscal 1998 were 7.4 million female condoms. Additionally, in order to cover administrative expenses and achieve a break-even before advertising and promotional expenses, we must achieve cumulative annual unit sales of approximately 13.0 million female condoms based upon the current average selling price per unit or approximately 22.0% of manufacturing capacity.

FISCAL YEAR ENDED SEPTEMBER 30, 1997 ("1997") COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1996 ("1996")

         We had net revenues of $2.9 million and a net loss of ($5.6) million (($0.67) per share) in 1997 compared to net revenues of $2.1 million and a net loss of ($8.7) million (($1.31) per share) in 1996.

         As discussed more fully below, the 1997 loss principally resulted from fixed manufacturing overhead and administrative costs, configured to support significantly greater volume levels. Over the past two years, we have acquired manufacturing capacity and created an organizational structure which we believe will enable us to increase the sales of the female condom and manage the accompanying growth.

         Net revenues increased $0.8 million (41%) in 1997 over the prior year. The increase in revenues principally related to initial shipments to developing countries under our agreement with UNAIDS and increased U.S. trade sales, partially offset by a decline in U.S. public sector sales due, in part, to a reduction in selling price.

         In 1997, cost of goods sold decreased $1.2 million from $4.7 million in 1996 to $3.5 million in 1997, principally due to a $1.1 million favorable adjustment to our inventory reserves in the fourth quarter, as a result of the FDA's approval of an extension in the product's useful life to five years from three years. In 1996, based on the then existing three-year useful life, cost of goods sold included a $1.0 million charge for a reduction in the expected realizable value of our inventory.

         Excluding the effects of the inventory reserves, cost of goods sold increased $0.9 million (23%) in 1997 due to both increased sales and the inclusion of a full year of costs from our manufacturing operations compared to eight months in 1996. During 1997 and 1996, gross margins were negatively affected by excess capacity at our U.K.-based manufacturing facility. For both 1997 and 1996, output at our manufacturing facility was less than 5% of the facility's annual capacity.

         Advertising and promotional expenditures decreased 17% to $1.6 million in 1997 compared to $2.0 million in 1996. Advertising and promotion relates almost exclusively to the U.S. market and includes the costs of print advertising, trade and consumer promotions, product samples and other marketing costs incurred to increase consumer awareness and purchases of the female condom. Our decision to secure a marketing and distribution partner for the U.S. and European markets limited such spending in the second half of 1997.

         Selling, general and administrative expenses totaled $3.0 million for 1997 compared to $3.3 million for 1996 representing an 8% reduction. Research and development expenditures decreased by $0.3 million (83%) from $0.4 million in 1996 to $0.1 million in 1997 while reductions in selling expenses were offset by increased expenditures for investor relations, legal and compensation.

         Nonoperating expense for 1997 decreased $0.3 million (49%) to $0.4 million from $0.7 million in 1996. Additional nonoperating income of $0.1 million for 1997 and a 1996 charge of $0.2 million to reduce the estimated value of warehouse space provided as part of the consideration for the sale of the recreational products business accounted for the overall decrease.

LIQUIDITY AND SOURCES OF CAPITAL

         Historically, we have incurred cash operating losses relating to expenses incurred to develop and promote the female condom. During the first nine months of fiscal 1999, cash used in operations totaled $2.9 million. We used existing cash balances to fund cash used in operations, thereby reducing our cash position by $0.7 million. We funded cash used in operations in the third quarter with the $1.3 million net proceeds received from the private placement offering of convertible debentures. See Note 9 of "Notes to Unaudited Condensed Consolidated Financial Statements."

         Additionally, effective November 19, 1998, we entered into a private equity line of credit agreement with Kingsbridge Capital Limited, a private investor. Pursuant to this agreement, we have the right, subject to various conditions, to issue and sell to Kingsbridge shares of our common stock for cash consideration up to an aggregate of $6 million. Any stock sold by us to Kingsbridge under the agreement will be sold at a discount to the stock's then market price as determined pursuant to the agreement. The discount is 12% if the market price of a share of our common stock at the time of the sale is $2.00 or more and 18% if the market price is less then $2.00. The agreement gives us the right to determine, in our sole discretion, the degree to which we will utilize the equity line, subject to a minimum sale of $1 million of common stock to Kingsbridge over the life of the agreement.

         The agreement expires 24 months after the effective date of the registration statement filed to register Kingsbridge's public resale of any stock it purchases under the agreement. The agreement provides for, among other things, minimum and maximum stock sales ranging from $100,000 to $1 million depending on our stock price and trading volume at the time of the stock sale. The timing and amount of the stock sales under the agreement are totally at our discretion, subject to certain conditions. We are required to sell a minimum of $1 million of common stock to Kingsbridge during the two-year period. If we do not sell this minimum, we are required to pay Kingsbridge a 12% fee on the portion of the $1 million minimum not sold. As of June 30, 1999, we have sold a total of $485,000 of stock (482,964 shares) to Kingsbridge. Each sale was made while our stock price was below $2.00 per share and, therefore, was sold at an 18% discount.

         While we believe that our existing capital resources (including expected proceeds from sales of common stock pursuant to the Equity Line Agreement) will be adequate to fund our currently anticipated capital needs, if they are not, we will need to raise additional capital until our sales increase sufficiently to cover operating expenses. Until internally generated funds are sufficient to meet cash requirements, we will remain dependent upon our ability to generate sufficient capital from outside sources. At June 30, 1999, we had current liabilities of $2.7 million including a $1.0 million note payable due March 25, 2000 and a $250,000 note payable due February 12, 2000 both to Mr. Dearholt, a director of the Company. As of September 30, 1999, Mr. Dearholt beneficially owned 1,769,451 shares of our common stock.

         We also secured a $50,000 note payable due February 18, 2000 from Mr. Parrish, our Chairman of the Board and Chief Executive Officer. As of June 30, 1999, Mr. Parrish beneficially owned 281,251 shares of our common stock.

         On April 6, 1999, we restructured the $602,360 (370,000 British pounds sterling) Aage V. Jensen Charity Foundation loan note payable. The terms included immediate payment of $177,000 (110,000 British pounds sterling) as of the date of the restructuring agreement and required nine installment payments beginning April 15, 1999 and concluding on December 10, 1999. To avoid incurring additional interest related to the loan, we paid off the entire loan on June 10, 1999.

         In the near term, we expect operating and capital costs to continue to exceed funds generated from operations, due principally to our fixed manufacturing costs relative to current production volumes and the ongoing need to commercialize the female condom around the world. We estimate that our cash burn rate, without revenues, is approximately $0.3 million per month.

         While we believe that revenue from sales of the female condom will eventually exceed operating costs, and that, ultimately, operations will generate sufficient funds to meet capital requirements there can be no assurance that such level of operations will be achieved in the near term, or ever. Likewise, there can be no assurance that we will be able to source all or any portion of our required capital through the sale of debt or equity or, if raised, the amount will be sufficient for us to operate until sales of the female condom generate sufficient revenues to fund operations. In addition, any funds raised may be costly to us and/or dilutive to our stockholders.

         If we are not able to source the required funds or any future capital which becomes required, we may be forced to sell certain of our assets or rights or cease operations. Further, if we are not able to source additional capital, the lack of funds to promote the female condom may significantly limit our ability to realize value from the sale of such assets or rights or otherwise capitalize on the investments we have made in the female condom.

NEW ACCOUNTING PRONOUNCEMENTS

Earnings Per Share

         Statement of Financial Accounting Standards No. 128, "Earnings per Share," which supersedes APB Opinion No 15, was issued in February 1997 by the Financial Accounting Standards Board. The Statement changes the computation and presentation of earnings per share by all entities that have common stock or potential common stock, such as options, warrants and convertible securities, outstanding that trade in a public market. Those entities that have only common stock outstanding are required to present basic earnings per-share amounts. All other entities are required to present basic and diluted per-share amounts. Diluted per share amounts assume the conversion, exercise or issuance of all potential common stock instruments unless the effect is to reduce a loss or increase the income per common share from continuing operations. All entities required to present per-share amounts must initially apply Statement No. 128 for annual and interim periods ending after December 15, 1997.

         The Company has numerous issues of potential common stock outstanding, including options to employees and stock purchase warrants that become exercisable if certain conditions are met and preferred stock that is convertible to common stock. Each of these potential common stock instruments must be separately evaluated to determine whether they are dilutive, and various adjustments to income and share amounts are computed. Due to the complexities involved, management has not completed its assessment of the effects that the application of Statement No. 128 will have on the per-share information presented in the accompanying financial statements.

Capital Structure

         Statement of Financial Accounting Standard No. 129, "Disclosure of Information about Capital Structure," was issued in February 1997 by the Financial Accounting Standards Board. The Statement requires an entity to explain the pertinent rights and privileges of the various securities outstanding. The standard is effective for financial statement periods ending after December 15, 1997. The Company does not believe the adoption of the Standard will have a material impact on the consolidated financial statements.

Comprehensive Income

         The Financial Accounting Standards Board has issued Statement No. 130, "Reporting Comprehensive Income," that the Company will be required to adopt for its year ended September 30, 1998, and disclose in its interim financial statements beginning with the period ending December 31, 1997. This pronouncement is not expected to have a significant impact on the Company's financial statements. The Statement establishes standards for the reporting and presentation of comprehensive income and its components. The statement requires that items recognized as components of comprehensive income be reported in a financial statement. The statement also requires that a company classify items of other comprehensive income by their nature in a financial statement, and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. For the years ended September 30, 1997 and 1996, the Company's components of comprehensive income (loss) consisted of its reported net (loss) and foreign currency translation adjustments.

Segments of an Enterprise

         Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information," was issued in July 1997 by the Financial Accounting Standards Board. The Statement requires the Company to disclose the factors used to identify reportable segments including the basis of organization, differences in products and services, geographic areas, and regulatory environments. The Statement additionally requires financial results to be reported in the financial statements for each reportable segment. The Statement is effective for financial statement periods beginning after December 15, 1997. The Company does not believe the adoption of the statement will have a material impact on the consolidated financial statements.

Derivatives

         In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (FAS 133). FAS 133 requires companies to record derivatives on the balance sheet as assets or liabilities at fair value. Depending on the use of the derivative and whether it qualifies for hedge accounting, gains or losses resulting from changes in the value of those derivatives would either be recorded as a component of net income or as a change in stockholders' equity. The Company is required to adopt this new standard for the quarter and year beginning October 1, 2000. The Company currently has no derivative instruments and, accordingly, the adoption of this statement has no impact on its consolidated financial statements.

                                    BUSINESS

GENERAL

         We market, manufacture and sell the female condom, the only FDA-approved product under a woman's control which can prevent unintended pregnancy and sexually transmitted diseases ("STDs"), including HIV/AIDS.

         The female condom has undergone extensive testing for efficacy, safety and acceptability, not only in the United States but also in over 25 additional countries. Certain of these studies show that having the female condom available provides women with more options, resulting in an approximately 30% increase in protected sex acts. Furthermore, studies show that when the female condom is available as a choice, there is an approximately 35% decrease in STDs, including HIV/AIDS.

         The product is currently sold or available on a trial basis in either or both commercial (private sector) and public sector markets in 40 countries. It is commercially marketed directly by us in the United States and the United Kingdom and through marketing partners in Canada, Holland, Brazil, Venezuela, South Korea and Taiwan. We have signed distribution agreements in Japan and Bangladesh, and we anticipate that the product will be marketed in these countries in the coming months. Our partner in Japan, Taiho Pharmaceutical Co., Ltd., submitted a formal application for regulatory approval with Koseisho, the Japanese regulatory agency in October 1997 and expects to receive approval to begin marketing the female condom early in our 2000 fiscal year. We are currently in discussions with potential distributors for key European countries, India, The People's Republic of China and other countries.

         As noted above, the female condom is sold to the public sector. In particular, the product is marketed to city and state public health clinics as well as not-for-profit organizations such as Planned Parenthood in the United States. Following several years of testing the efficacy and acceptability of the female condom, the product received a formal endorsement by The World Health Organization ("WHO") and the Joint United Nations Programme on AIDS ("UNAIDS"). In 1996, we entered into a three-year agreement with UNAIDS, whereby UNAIDS will facilitate the availability and distribution of the female condom in the developing world and we will sell the product to developing countries at a reduced price based on the total number of units purchased. The current price is 38 pence sterling (approximately $0.64 per unit). Pursuant to this agreement, the product is currently available through government clinics and social marketing efforts in Zambia, Zimbabwe, Tanzania, Cote d' Ivoire, Bolivia, Haiti, South Africa and other countries. We anticipate multiple launches will occur during the next two years under this agreement, including launches in Kenya, Nigeria, Uganda, Ghana, Cambodia, Bangladesh, Columbia and Central American countries.

PRODUCT

         The female condom is made of polyurethane, a thin but strong material which is resistant to rips and tears during use. The female condom consists of a soft, loose fitting sheath and two flexible rings. One of the rings is used to insert the device and hold it in place. The other ring remains outside the vagina after insertion. The female condom lines the vagina, preventing skin from touching skin during intercourse. The female condom is prelubricated and disposable and is intended for use during only one sex act.

GLOBAL MARKET POTENTIAL

         WHO estimates there are more than 300 million new cases of STDs worldwide each year, excluding HIV, and most of those diseases are more easily transmitted to women than to men. UNAIDS estimates that there are currently approximately 34 million people worldwide who are infected with HIV/AIDS and there are approximately 16,000 people per day who are newly infected. In the United States, the Center for Disease Control noted that in 1995, five of the ten most frequently reported diseases were STDs. The Center also has noted that one in five Americans over the age of 12 has Herpes. Women are currently the fastest growing group infected with

HIV and are expected to comprise the majority of new cases by the year 2000. The following highlights the substantial and growing market for protection against STDs.



       Worldwide:

         Number of people with HIV/AIDS*                                 34 million

         Number of new cases of HIV/AIDS daily*                          16,000

         Number of children expected to be orphaned by AIDS by           40 million
         2010 (at current rate)*

         Examples of decreases in life expectancy due to HIV/AIDS*

                  Zimbabwe                                               22 years
                  Cote d'Ivoire                                          11 years

         Number of Sub-Saharan African countries where more              13
         than 10% of population is HIV positive*

                  *  Source:  UNAIDS

       United States:

         Number of top ten most frequently reported diseases             5
         in the United States in 1995 that were STDs(1)

         Ratio of individuals over 12 years of age with                  1 in 5
         Herpes(1)

         Annual expenditures to treat STDs(2)                            $17 billion

         Dollars spent on STD treatment for every $1.00 spent            $43
         on prevention(2)

         The United States has one of the highest rates of teenage pregnancy in Western nations--Each year one in nine teenage women
         (ages 15-19) becomes pregnant(3)


                  (1)  Source:  Center for Disease Control
                  (2)  Source:  National Academy of Sciences
                  (3)  Source:  Alan Guttmacher Institute

At the 1988 World AIDS Conference, the following points were emphasized:

- New drugs help some AIDS patients in Western nations. However, they are of little value in developing countries due to their cost and the complexity of their administration.

- Simple, inexpensive treatments for HIV/AIDS--or a vaccine to prevent infection from HIV--are unlikely in the near term.

-    Prevention is essential.

Currently, there are only two products that prevent the transmission of HIV/AIDS through sexual intercourse--the latex male condom and the female condom.

MALE CONDOM MARKET: It is estimated the global annual market for male condoms is
5.4 billion units. However, the majority of all acts of sexual intercourse, excluding those intended to result in pregnancy, are completed without protection. As a result, it is estimated the potential market for protection is much larger than the identified male condom market.

ADVANTAGES VERSUS THE MALE CONDOM

         The female condom is currently the only available barrier method which is controlled by the woman and allows her to protect herself against STDs, including HIV/AIDS, and unintended pregnancy. Although latex male condoms also offer protection against STDs, the female condom possesses a certain number of advantages over the male condom. The most important advantage is that a woman can control whether or not she is protected. Many men do not like to wear male condoms and may refuse to do so.

         The material that is used for the female condom, polyurethane, offers a number of benefits over latex, the material that is most commonly used in male condoms. Polyurethane is 40% stronger than latex, reducing the probability that the female condom sheath will tear during use. Clinical studies and everyday use have shown that latex male condoms can tear between 4% to 8% of the times they are used, while studies show that the female condom tears in less than 1% of uses. Unlike latex, polyurethane quickly transfers heat, so the female condom immediately warms to body temperature when it is inserted, which may result in increased pleasure and sensation during use. The product offers an additional benefit to the 7% to 10% of the population that is allergic to latex and who, as a result, may be irritated by latex male condoms. To our knowledge, there is no reported allergy to date to polyurethane. The female condom is also more convenient, providing the option of insertion hours before sexual arousal and as a result is less disruptive during moments of intimacy than the male condom which requires sexual arousal for application.

SAFETY AND EFFICACY

         Based on use of the product in clinical trials and approximately five years of worldwide marketing, the female condom has been proven to be safe and effective. The following information reflects the results of various trials:


Reduction in STDs(1)                             34%            (Results when female condom was
Reduction in Acts of Unprotected Sex(1)          25%            available as an option vs. when only
                                                                the male condom was available.)
Effectiveness in Preventing Pregnancy(2)         95%(3)         (When used properly with every sex act.)


         (1)  Supported by UNAIDS
         (2) Supported by The U.S. Agency for International Development and conducted by Family Health International.
         (3) Recent studies completed in Japan evaluating the female condom's effectiveness in preventing pregnancy, which were submitted to the Japanese regulatory authorities in connection with their review of the product, showed the female condom to be approximately 98% effective when used consistently and correctly.

COST EFFECTIVENESS

         At the 1998 World AIDS Conference held in Geneva, Switzerland, UNAIDS presented the results from its cost-effectiveness study which indicated that making the female condom available is highly cost effective in reducing public health costs in developing countries.

ENDORSEMENTS

         Currently, the female condom is endorsed for use by the World Health Organization, the United Nations Joint Programme on AIDS, the United States Agency for International Development, many nongovernment organizations around the world and a number of city and state public health departments in the United States.

WORLDWIDE REGULATORY APPROVALS

         The female condom received PMA approval as a Class III Medical Device from the FDA in 1993. The extensive clinical testing and scientific data required for FDA approval laid the foundation for approvals throughout the rest of the world, including receipt of a CE Mark in 1997 which allows the Company to market the female condom throughout the European Union. In addition to the United States and the European Union, several other countries have approved the female condom for sale, including Canada, Russia, Australia, South Korea and Taiwan. We expect the female condom to receive approval in Japan early in our 2000 fiscal year.

         We believe the female condom's PMA approval and FDA classification as a Class III Medical Device create a significant barrier to entry by competitive products. We estimate that it would take a minimum of four to six years to implement, execute and receive FDA approval or a PMA to market another type of female condom.

         We believe there are no material issues or material costs associated with our compliance with environmental laws related to the manufacture and distribution of the female condom.

STRATEGY

         Our strategy is to act as a manufacturer, selling the female condom to the global public sector, United States public sector and commercial partners for country-specific marketing. The public sector and commercial partners assume the cost of shipping and marketing the product. As a result, as volume increases, our operating expenses will not increase significantly.

COMMERCIAL MARKETS

         We market the product directly in the United States and United Kingdom. We have commercial partners which have recently launched the product in Canada, Brazil, Venezuela, Taiwan, South Korea and Holland. We have also signed agreements with partners in Japan and Bangladesh where launches are expected during the coming year.

JAPANESE MARKET

         In Japan, the market for male condoms exceeds 600 million units. Oral contraceptives have only recently been approved in Japan and, as a result, 85% of Japanese couples seeking protection use condoms. Our partner in Japan is Taiho, a $1 billion subsidiary of Otsuka Pharmaceutical Co., Ltd., a $5 billion Japanese health care company. Our agreement with Taiho requires Taiho to perform clinical testing of the product in Japan and obtain the necessary regulatory approvals. After approval, we will manufacture the product and supply it to Taiho, which will have responsibility for marketing and distributing the female condom in Japan. Studies completed in Japan show an acceptance rate of 70% among Japanese women. Taiho plans to market the female condom under the name "Mylura Femy."

RELATIONSHIPS AND AGREEMENTS WITH PUBLIC SECTOR ORGANIZATIONS

         Currently, it is estimated that more than 1.5 billion male condoms are distributed worldwide by the public sector each year. The female condom is seen as an important addition to prevention strategies by the public sector because studies show that the availability of the female condom decreases the incidence of unprotected sex by as much as 30% over male condoms alone.

         We have a multi-year agreement with UNAIDS to supply the female condom to developing countries at a reduced price which is negotiated each year based on volume. The current price is 38 pence sterling (approximately $0.63) per unit. During the last year, the female condom has been launched in the countries of Zimbabwe, Tanzania, Bolivia, Haiti, South Africa and Zambia. It is anticipated that multiple product launches will occur in several countries during the next two years, including in the countries of Kenya, Nigeria, Uganda, Ghana, Cambodia, Bangladesh, Columbia and Central America.

         In the United States, the product is marketed to city and state public health clinics, as well as not-for-profit organizations such as Planned Parenthood. Currently, 10 major cities and 15 state governments, including New York, Pennsylvania, Florida, Connecticut, Hawaii, Louisiana, Maryland, New Jersey, South Carolina, Illinois, Chicago, Philadelphia, New York and Houston, have purchased the product for distribution with a number of others expressing interest. All major cities and states have re-ordered product since their initial shipments.

STATE-OF-ART MANUFACTURING FACILITY

         We manufacture the female condom in a 40,000 square foot leased facility in London, England. The facility is currently capable of producing 60 million units per year. With additional equipment, this capacity can be significantly increased.

GOVERNMENT REGULATION

         In the U.S., the female condom is regulated by the FDA. Pursuant to section 515(a)(3) of the Safe Medical Amendments Act of 1990 (the "SMA Act"), the FDA may temporarily suspend approval and initiate withdrawal of the PMA if the FDA finds that the female condom is unsafe or ineffective, or on the basis of new information with respect to the device, which, when evaluated together with information available at the time of approval, indicates a lack of reasonable assurance that the device is safe or effective under the condition of use prescribed, recommended or suggested in the labeling. Failure to comply with the conditions of FDA approval invalidates the approval order. Commercial distribution of a device that is not in compliance with these conditions is a violation of the SMA Act.

COMPETITION

         The female condom competes in part with male condoms. Latex male condoms cost less and have brand names that are more widely recognized than the female condom. In addition, male condoms are generally manufactured and marketed by companies with significantly greater financial resources than the Company. It is also possible that other parties may develop a female condom. Any such competing products could be manufactured, marketed and sold by companies with significantly greater financial resources than those of the Company.

EMPLOYEES

         As of September 30, 1999, we had 82 full-time employees within the U.S. and the U.K. and __ part-time employees. None of our employees are represented by a labor union. We believe that our employee relations are good.

BACKLOG

         At September 30, 1999, we had unfilled orders of $2.1 million. The comparable amount as of the same date of the prior year was $1 million. All of these unfilled orders are expected to be filled during fiscal 2000.

PATENTS AND TRADEMARKS

         We currently hold product and technology patents in the United States, Japan, the United Kingdom, France, Italy, Germany, Spain, the European Patent Convention, Canada, The People's Republic of China, New Zealand, Singapore, Hong Kong and Australia. Additional product and technology patents are pending in Brazil, South Korea, Germany, Japan and several other countries. The patents cover the key aspects of the female condom, including its overall design and manufacturing process. We license the trademark "Realty" in the United States and have trademarks on the names "femidom" and "femy" in certain foreign countries. We have also secured, or applied for, 27 trademarks in 14 countries to protect the various names and symbols used in marketing the product around the world. In addition, the experience that has been gained through years of manufacturing the female condom has allowed us to develop trade secrets and know-how, including certain proprietary production technologies, that further secure our competitive position.

RESEARCH AND DEVELOPMENT

         In FY1998 and FY1997, we incurred research and development costs from continuing operations of $2,500 and $60,811, respectively. For the nine months ended June 30, 1999 and 1998, respectively, we incurred research and development costs of $113,797 and $0, respectively. These expenditures are related to conducting acceptability studies and research on a second generation product.

INDUSTRY SEGMENTS AND FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC
OPERATIONS

         See Note 10 to Notes to Consolidated Financial Statements, included herein.

HISTORY

         The female condom was invented by a Danish physician who obtained a U.S. patent for the product in 1988. The physician subsequently sold certain rights to the condom to Chartex Resources Limited. In the years that followed, Chartex, with resources provided by a nonprofit Danish foundation, developed the manufacturing processes and completed other activities associated with bringing the female condom to market in certain non-U.S. countries. Wisconsin Pharmacal Company, Inc., which then owned certain rights to the female condom in the U.S., Canada and Mexico, pursued the pre-clinical and clinical studies and overall development of the product for worldwide use and U.S. FDA approval of the product.

         We are the successor to Wisconsin Pharmacal Company, Inc., a company which previously manufactured and marketed a wide variety of disparate specialty chemical and branded consumer products in addition to owning certain rights to the female condom described above. A summary of our origins follows.

         In fiscal 1995, our Board of Directors approved a plan to complete a series of actions designed, in part, to maximize the potential of the female condom. First, we restructured and transferred all of our assets and liabilities, other than those related primarily to the female condom, to a newly-formed, wholly-owned company, WPC Holdings, Inc. In January 1996, we sold WPC Holdings to an unrelated third party. Then, in February 1996, we acquired Chartex (renamed The Female Health Company - UK in 1997), the manufacturer and owner of certain worldwide rights to, and our then sole supplier of, the female condom. As a result of the sale of WPC Holdings and the acquisition of Chartex, we evolved to our current state with our sole business consisting of the manufacture, marketing and sale of the female condom.

         The FDA approved the female condom for distribution in 1993 and our manufacturing facility in 1994. Since that time, we have sold over 27 million female condoms around the world.

PROPERTIES

         We lease approximately 4,500 square feet of office space at 875 North Michigan Avenue, Suite 3660, Chicago, Illinois 60611 under a lease that expires in 2001. We also lease approximately 1,900 square feet for corporate offices at 919 North Michigan Avenue, Suite 2208, Chicago, Illinois 60611 under a lease that expires January 31, 2001. However, we have subleased these premises to a third party. We utilize warehouse space and sales fulfillment services of an independent public warehouse located near Minneapolis, Minnesota, for storage and distribution of the female condom. We manufacture the female condom in a 40,000 square foot leased facility located in London, England. The FDA-approved manufacturing process is subject to periodic inspections by the FDA. Current capacity at the manufacturing facility is approximately 60 million female condoms per year. We believe the properties are adequately insured.

LEGAL PROCEEDINGS

         We are not involved in any material pending legal proceedings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. or at the SEC's public reference rooms in Los Angeles, California, New York, New York and Chicago, Illinois. You can obtain information concerning the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. In addition, we have filed the registration statement of which this prospectus is a part and other filings pursuant to the Securities Exchange Act of 1934, as amended, with the SEC through its Electronic Data Gathering, Analysis and Retrieval system, and such filings are publicly available through the SEC's site on the World Wide Web on the Internet located at www.sec.gov.

         This prospectus does not contain all of the information set forth in the registration statement of which this prospectus is a part and which we have filed with the SEC. For further information with respect to the Company and the securities offered by this prospectus, you should review the registration statement, including the exhibits filed as a part thereof, at the public reference rooms. We may update information with respect to the Company by filing appendices or supplements to this prospectus.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The Company's directors and executive officers are as follows:


Name                                     Title                                         Age

O.B. Parrish                             Chairman of the Board, Chief
                                         Executive Officer and Director                65

Mary Ann Leeper, Ph.D.                   President, Chief Operating Officer
                                         and Director                                  59

Robert R. Zic                            Chief Financial Officer                       36

William R. Gargiulo, Jr.                 Secretary and Director                        70

Jack Weissman                            Vice President-Trade Sales                    50

Michael Pope                             Vice President of the Company,
                                         Director of Chartex
                                         Resources Limited, Director and
                                         General Manager of Chartex
                                         International, Plc                            42

David R. Bethune                         Director                                      59

Stephen M. Dearholt                      Director                                      52

Michael R. Walton                        Director                                      61

James R. Kerber                          Director                                      67



         O.B. Parrish has served as Chief Executive Officer of the Company since 1994, and as the Chairman of the Board and a Director of the Company since 1987. Mr. Parrish is a shareholder and has served as the President and as a Director of Phoenix Health Care of Illinois, Inc. ("Phoenix of Illinois") since 1987. Phoenix of Illinois owns approximately 294,000 shares of the Company's outstanding common stock. Mr. Parrish also was the Co-Chairman and a Director of Inhalon Pharmaceuticals, Inc. until its sale to Medeva, Plc. and is Chairman and a Director of ViatiCare, Ltd. From 1977 until 1986, Mr. Parrish was the President of the Global Pharmaceutical Group of G.D. Searle & Co. ("Searle") and a director of Microbyx. Mr. Parrish is also a trustee of Lawrence University. From 1974 until 1977, Mr. Parrish was the President of Searle International, the foreign sales operation of Searle. Prior to that, Mr. Parrish was Executive Vice President of Pfizer's International Division.

         William R. Gargiulo, Jr. has served as Secretary of the Company from 1996 to present, as Vice President from 1996 to September 30, 1998, as Assistant Secretary of the Company from 1989 to 1996, as Vice President International of The Female Health Company Division from 1994 until 1996, as Chief Operating Officer of the Company from 1989 to 1994, and as General Manager of the Company from 1988 to 1994. Mr. Gargiulo has also served as a Director of the Company since 1987. Mr. Gargiulo is a Trustee of a trust which is a shareholder of Phoenix of Illinois. From 1984 until 1986, Mr. Gargiulo was the Executive Vice-President of Searle's European operations. From 1976 until 1984, Mr. Gargiulo was the Vice President of Searle's Latin American operations.

         Dr. Leeper has served as the President and Chief Operating Officer of the Company since 1996 and as President and Chief Executive Officer of The Female Health Company Division from May 1994 until January

1996, as Senior Vice President - Development of the Company from 1989 until January 1996 and as a Director of the Company since 1987. Dr. Leeper is a shareholder and has served as a Vice President and Director of Phoenix of Illinois since 1987. Previously, Dr. Leeper served as Vice President - Market Development for Searle's Pharmaceutical Group and in various Searle research and development management positions. As Vice President - Market Development, Dr. Leeper was responsible for worldwide licensing and acquisition, marketing and market research. In earlier positions, she was responsible for preparation of new drug applications and was a liaison with the FDA.

         Mr. Weissman has served as Vice President - Trade Sales of The Female Health Company since June 1995. From 1992 until 1994, Mr. Weissman was Vice President - Sales for Capital Spouts, Inc., a small manufacturing company. During the period from 1989 to 1992, Mr. Weissman acted as General Manager - HTV Group, an investment group involved in the development of retail stores. Mr. Weissman joined Searle's consumer products group in 1979 and held positions of increasing responsibility, including National Account Manager and Military Sales Manager from 1985 to 1989. Mr. Weissman was Account Manager - Retail Business Development, for the NutraSweet Company, a Searle subsidiary. Prior to Searle, Mr. Weissman worked in the consumer field as Account Manager and Territory Manager for Norfolk Thayer & Whitehall Laboratories.

         Mr. Pope has served as Vice President of the Company since 1996 and as General Manager of Chartex International, Plc since the Company's 1996 acquisition of Chartex. Mr. Pope has also served as a Director of Chartex Resources Limited and Chartex International, Plc since 1995. Previously, Mr. Pope was Director of Technical Operations for Chartex which included responsibility for manufacturing, engineering, process development and quality assurance. Mr. Pope was responsible for the development of the high speed proprietary manufacturing technology for the female condom and securing the necessary approvals of the manufacturing process by regulatory organizations, including the FDA. Mr. Pope was also instrumental in developing and securing Chartex's relationship with its Japanese marketing partner. Prior to joining Chartex, Mr. Pope was Production Manager and Technical Manager for Franklin Medical, a manufacturer of disposable medical devices. Prior to that, Mr. Pope was Site Manager, Engineering and Production Manager, Development Manager and Silicon Manager for Warne Surgical Products.

         Mr. Zic has served as the Company's Chief Financial Officer since March 1999. Mr. Zic's career began as an auditor with Arthur Andersen & Co. After his time with Arthur Andersen, Mr. Zic pursued a career in the insurance industry, gaining ten years experience with three property and casualty insurers. He started as a senior accountant responsible for the statutory-based financials of All State Insurance Company, after which he became the Assistant Controller of CalFarm Insurance Company, where he was responsible for the company's external financial reporting duties. Later, he became the Chief Accounting Manager and Assistant Controller at Argonaut Insurance Company. In this capacity, he was responsible for the financial and accounting operations at Argonaut's ten divisions and the external and internal financial reporting of Argonaut and its four subsidiaries. Prior to joining The Female Health Company, Mr. Zic held the dual positions of Acting Controller and Acting Chief Financial Officer at Ladbroke's Pacific Racing Association.

         Mr. Bethune has served as a Director of the Company since January 1996. Mr. Bethune is an interim Chief Executive Officer of Atrix Pharmaceuticals and a business consultant to the pharmaceutical industry and previously held the position of President and Chief Operating Officer of the IVAX Corporation. Prior to IVAX, Mr. Bethune was Group Vice President of American Cyanamid Company and a member of its Executive Committee until the sale of the company to American Home Products. He had global executive authority for human biologicals, consumer health products, pharmaceuticals and opthalmics, as well as medical research. Previously, he was President of the Lederle Laboratories Division of American Cyanamid Company. Mr. Bethune rejoined Lederle from Searle, where he was President of Operations in the United States, Canada and the Caribbean since December 1986. From 1984 until his appointment as President of Operations, Mr. Bethune served as Vice President and General Manager, United States Pharmaceuticals. Mr. Bethune is on the Board of Directors of the Southern Research Institute, Atrix Pharmaceuticals and the American Foundation for Pharmaceutical Education, Partnership for Prevention. He is a founding trustee of the American Cancer Society Foundation and an associate member of the National Wholesale Druggists' Association and the National Association of Chain Drug

Stores. He is the founding chairman of the Corporate Council of the Children's Health Fund in New York City and served on the Arthritis Foundation Corporate Advisory Council.

         Mr. Dearholt has served as a Director of the Company since April 1996. Mr. Dearholt is a co-founder and partner in Response Marketing, one of the largest privately owned life insurance marketing organizations in the United States. He has over 23 years of experience in direct response advertising and data based marketing of niche products. Since 1985, he has been a 50% owner of R.T. of Milwaukee, a private investment holding company which operates a stock brokerage business in Milwaukee, Wisconsin. In late 1995, Mr. Dearholt arranged, on very short notice, a $1 million bridge loan which assisted the Company in its purchase of Chartex.

         Mr. Kerber has served as a Director of the Company since April 1, 1999. Mr. Kerber is currently a business consultant to the insurance industry. He has over 40 years of experience in operating insurance companies, predominantly those associated with life and health. From October 1994 until January 1996, he was Chairman, President, Chief Executive Officer and director of the 22 life and health insurance companies which comprise the ICH Group. In 1990, Mr. Kerber was founding partner in the Life Partners Group where he was Senior Executive Vice President and a director. Prior to that, he was involved with operating and consolidating over 200 life and health companies for ICH Corporation, HCA Corporation and US Life Corporation.

         Mr. Walton is President and owner of Sheboygan County Broadcasting Co., Inc., a company he founded in 1972. In addition to its financial assets, Sheboygan County Broadcasting Co. currently owns four radio stations. The company has focused on start-up situations, and growing value in underperforming, and undervalued business situations. It has purchased and sold properties in Wisconsin, Illinois and Michigan, and has grown to a multi-million dollar asset base from a start-up capital contribution of less than $100,000. Prior to 1972, Mr. Walton was owner and President of Walton Co., an advertising representative firm which he founded in New York City. He has held sales and management positions with Forbes Magazine, The Chicago Sun Times and Gorman Publishing Co., a trade magazine publisher specializing in new magazines which was subsequently sold to a large international publishing concern. Mr. Walton has served on the Board of the American Red Cross, the Salvation Army and the Chamber of Commerce.

         The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Board's Audit Committee is comprised of Messrs. Bethune and Dearholt. The responsibilities of the Audit Committee, in addition to such other duties as may be specified by the Board of Directors, include the following: (1) recommendation to the Board of Directors of independent auditors for the Company; (2) review of the timing, scope and results of the independent auditors' audit examination; (3) review of periodic comments and recommendations by the auditors and of the Company's response thereto; and (4) review of the scope and adequacy of internal accounting controls. The Audit Committee did not meet during the fiscal year ended September 30, 1998.

         The Board's Compensation Committee is comprised of Messrs. Gargiulo and Bethune. The responsibility of the Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, is to make recommendations to the Board of Directors with respect to compensation for the executive officers and to administer the Company's 1989, 1990, 1994 and Outside Director Stock Option Plans. The Compensation Committee met two times during the fiscal year ended September 30, 1998.

         There is no standing nominating or similar committee of the Board of Directors.

         Directors who are not also employees of the Company receive a one-time grant of options to purchase 30,000 shares of the Company's common stock upon their initial election to the Company's Board of Directors. The options are granted at an exercise price equal to the last sale price of the Company's common stock on the date of grant. The Company also pays each such outside director $1,000 for each meeting of the Board of Directors attended by such director and reimburses the outside director for his expenses incurred in attending the meeting.

         All directors serve until the next annual meeting of the Company's shareholders and until his or her successor has been duly elected or until his or her prior death, resignation or removal. Each executive officer holds office until his or her successor has been duly appointed or until his or her prior death, resignation or removal.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE

         The table below sets forth all annual, long-term and other compensation paid by the Company to each of our executive officers whose total annual salary and bonus exceeded $100,000 for services rendered during any of the years indicated below. The individuals listed in this table are referred to elsewhere in this prospectus as the "named executive officers."



                                             Annual             Long-Term Compensation
                                          Compensation                  Awards
                                          ------------          ----------------------
                                                             Restricted       Securities
       Name and                                                Stock          Underlying
       Principal            Fiscal           Salary           Awards(1)      Options/SARs
       Position              Year              ($)               ($)             (#)
     ------------         ----------     ---------------    ------------     ------------

O.B. Parrish                 1998           90,000             117,955(2)             --
  Chairman and               1997           90,000                  --           100,000*
  Chief Executive            1996           90,000                  --           120,000
  Officer

Mary Ann Leeper,             1998          225,000              84,210(2)             --
  Ph.D. President and        1997          225,000                  --            90,000
  Chief Operating            1996          225,000                  --                --
  Officer



(1) Represents fair market value of restricted common stock on the date of grant based on the $2.88 closing price of the Company's common stock on such date.

(2) At September 30, 1998, the named executive officer owned 25,000 shares of restricted common stock, having a fair market value of $71,875 on that date, based on the closing price of the Company's common stock on that date. For Mr. Parrish, also includes his pro rata portion of 25,000 shares of restricted stock granted to Phoenix of Illinois, based on his 64% ownership of Phoenix of Illinois. For Dr. Leeper, also includes her pro rata portion of the restricted stock based on her approximately 16.7% ownership of Phoenix of Illinois. All of these shares were granted on May 5, 1998 and vested in full on the first anniversary of the grant date. The owner is entitled to receive any dividends declared on these shares of restricted stock.


         FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth the number and value of unexercised options held by the named executive officers at September 30, 1998:



                         Number of Securities Underlying
                             Unexercised Options at                       Value of Unexercised In-the-Money
                       Fiscal Year End September 30, 1998                        Options at Year-End
       Name                Exercisable/Unexercisable                          Exercisable/Unexercisable
      ------           ----------------------------------                 ---------------------------------

O.B. Parrish                   88,000/176,000                                         $0

Mary Ann Leeper, Ph.D.         96,667/193,333                                         $0

EMPLOYMENT AGREEMENTS

         Dr. Leeper entered into an employment agreement with the Company effective May 1, 1994. The original term of Dr. Leeper's employment extended to April 30, 1997 and thereafter her employment term renews automatically for additional three-year terms unless notice of termination is given. The employment agreement is terminable by the Company at any time for cause (as defined in the employment agreement). If Dr. Leeper is terminated without cause, the Company is obligated to continue to pay Dr. Leeper her base salary and any bonus to which she would otherwise have been entitled for a period equal to the longer of two years from date of termination or the remainder of the then applicable term of the employment agreement. In addition, the Company is obligated to continue Dr. Leeper's participation in any health, life insurance or disability plan sponsored by the Company and in which Dr. Leeper participated prior to her termination of employment. Dr. Leeper's employment agreement provided for a base salary of $175,000, $195,000 and $225,000, respectively, for each of the first three years of her employment term, subject to the achievement of certain performance goals established by Dr. Leeper and the Company. If the employment agreement is renewed beyond the initial three-year term, it requires her base salary to be increased annually by the Board of Directors based upon her performance and such other factors as the Board of Directors deems appropriate. For fiscal 1998 and 1999, Dr. Leeper's base salary was set at $225,000. The employment agreement also provides Dr. Leeper with various fringe benefits including an annual cash bonus of up to 100% of her base salary if certain performance goals established by the Board of Directors are achieved.

CHANGE OF CONTROL AGREEMENTS

         In fiscal 1999, the Company entered into Change of Control Agreements with each of O.B. Parrish, the Company's Chairman and Chief Executive Officer, Mary Ann Leeper, the Company's President and Chief Operating Officer, and Michael Pope, the Company's Vice President. These agreements essentially act as springing employment agreements which provide that, upon a change of control of the Company (as defined in the agreement), the executive shall continue to be employed by the Company for a period of three years in the same capacities and with the same compensation and benefits as the executive was receiving prior to the change of control (all as specified in the agreements). If the executive is terminated without cause or if he or she quits for good reason (both as defined in the agreements) after the change of control, the executive is generally entitled to receive a severance payment from the Company equal to the amount of compensation remaining to be paid to the executive under the agreement for the balance of the three-year term.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of common stock as of September 30, 1999 by (1) each stockholder known by the Company to be the beneficial owner of more than 5% of the common stock; (2) each director; (3) each named executive officer; and (4) all directors and executive officers as a group.


                                          Shares
                                    Beneficially Owned
                                    ------------------
             Name                   Number      Percent
             ----                   ------      -------
O.B. Parrish (1)
                                   683,501        5.64%
William R. Gargiulo, Jr. (1)       341,168        2.88%
Mary Ann Leeper, Ph.D. (1)         459,568        3.85%
David R. Bethune (2)                50,000        *   %
Michael R. Walton (3)              577,800        4.9 %
James R. Kerber (3)                393,710        3.3 %
Stephen M. Dearholt (5)          1,497,784        11.7%
Phoenix Health Care of
  Illinois, Inc.(6)                324,001        2.78%
All directors and executive
officers as a group (ten
persons)                                              %

-----------------------------

*        Less than 1%.

(1) Includes 294,001 shares owned by and 30,000 shares under option to Phoenix of Illinois. Messrs. Parrish and Gargiulo and Dr. Leeper may be deemed to share voting and dispositive power as to such shares since Mr. Gargiulo is a trustee of a trust which is a shareholder, and Mr. Parrish and Dr. Leeper are officers, directors and shareholders, of Phoenix of Illinois. For Dr. Leeper, also includes 38,900 shares owned by and 96,667 shares under option to her (which options are exercisable within 60 days); for Mr. Parrish, also includes 71,500 shares owned by and 288,000 shares under option to him (which options are exercisable within 60 days); and for Mr. Gargiulo, also includes 500 shares owned by and 16,667 shares under option to him, which options are exercisable within 60 days.
(2)      Represents options which are currently exercisable.
(3) Includes 50,000 shares under option (which options are exercisable within 60 days).
(4)
(5) Includes 258,075 shares owned directly by Mr. Dearholt. Also includes 69,500 shares held by the Dearholt, Inc. Profit Sharing Plan, 9,680 shares held by Response Marketing Money Purchase Plan, 148,129 shares held by trusts (of which Mr. Dearholt is a trustee) and 18,100 shares held by Mr. Dearholt's minor child, 6,200 shares held in a self-directed IRA, 18,100 shares held by a trust of which Mr. Dearholt is a trustee and 60,000 shares of preferred stock held by a trust of which Mr. Dearholt is a trustee and which are convertible one-for-one into common stock. Also includes warrants to purchase 860,000 shares of common stock and options to purchase 50,000 shares.
(6) Includes 294,001 shares owned by and 30,000 shares under options to Phoenix of Illinois.

                              CERTAIN TRANSACTIONS

         On February 18, 1999, the Company extended for an additional one year its one-year, $50,000 promissory note payable to O.B. Parrish, the Company's Chairman and Chief Executive Officer. The extension was completed through the execution of promissory note and Note Purchase and Warrant Agreement and Stock Issuance Agreement. Pursuant to this transaction, Mr. Parrish was granted warrants to purchase 10,000 shares of our common stock at an exercise price of $1.35 per share. The warrants expire upon the earlier of their exercise or five years after the date of their issuance. Under the Stock Issuance Agreement, if we fail to pay the $50,000 promissory note when due, we must issue 10,000 shares of our common stock to Mr. Parrish. The issuance will not, however, alleviate our liability under the note. We also granted Mr. Parrish securities registration rights with respect to any common stock he receives from us under these warrants or the Stock Issuance Agreement.

         On February 12, 1999, we borrowed $250,000 from Mr. Dearholt. The borrowing was effectuated in the form of a $250,000, one-year promissory note payable by us to Mr. Dearholt. As part of this transaction, the Company entered into a Note Purchase and Warrant Agreement and a Stock Issuance Agreement. Pursuant to the Note Purchase and Warrant Agreement, Mr. Dearholt received a warrant to purchase 50,000 shares of our common stock at an exercise price of $1.248 per share. The warrants expire upon the earlier of their exercise or five years after the date of their issuance. Under the Stock Issuance Agreement, if we fail to pay the $250,000 under the note when due, we must issue 50,000 shares of our common stock to Mr. Dearholt. This issuance will not, however, alleviate our liability under the note. We also granted Mr. Dearholt securities registration rights with respect to any common stock he receives from us under these warrants or the Stock Issuance Agreement.

         During 1998, as compensation for consulting services, we awarded Phoenix Health Care of Illinois, Inc., a corporation which is owned in part and controlled by O. B. Parrish, Mary Ann Leeper and Bill Gargiulo, 25,000 shares of restricted stock with a market value of approximately $93,750.

         On March 25, 1997, 1998 and 1999, we extended a $1 million, one-year promissory note payable by us to Mr. Dearholt in connection with a previous loan Mr. Dearholt made to the Company. The promissory note is now payable in full on March 25, 2000 and bears interest at 12% per annum, payable monthly. The note proceeds were initially used by us to provide working capital needed to fund the initial stages of our U.S. marketing campaign ($0.2 million) and to fund operating losses ($0.8 million). The borrowing transactions were effected in the form of a promissory note from us to Mr. Dearholt and related Note Purchase and Warrant Agreements and a Stock Issuance Agreement. Under the 1997, 1998 and 1999 Note Purchase and Warrant Agreements, we issued to Mr. Dearholt warrants to purchase 200,000, 200,000 and 200,000 shares of the Company's common stock in 1997, 1998 and 1999, respectively, at exercise prices of $1.848, $2.25 and $1.16 per share, respectively. The warrants expire upon the earlier of their exercise or five years after the date of their issuance. Under the Stock Issuance Agreement, if we fail to pay the $1 million under the note when due, we must issue 200,000 shares of our common stock to Mr. Dearholt. This issuance will not, however, alleviate our liability under the note. We also granted Mr. Dearholt securities registration rights with respect to any common stock he receives from us under these warrants or the Stock Issuance Agreement. In consideration of Mr. Dearholt's agreement to extend the note's due date to March 25, 2000, the Company extended the term of certain warrants held by Mr. Dearholt to purchase 200,000 shares of the Company's common stock which were to expire March 25, 2001 to March 25, 2002.

         On September 24, 1999, we completed a private placement of 666,671 shares of our common stock to various investors at a purchase price of $0.75 per share, representing a discount of 12% from the closing price of a share of our common stock on the Over the Counter Bulletin Board on that date. Stephen M. Dearholt, a director of Company, purchased 266,667 shares for $200,000 in this private placement. The terms of Mr. Dearholt's purchase were identical to the terms offered to the other, unrelated investors. As part of this private placement, the Company granted all of the investors, including Mr. Dearholt, registration rights which require the Company to register the investors' resale of these shares. The registration statement, of which this prospectus is a part, registers these investors' resale from time to time of those shares.

         It has been and currently is our policy that transactions between us and our officers, directors, principal shareholders or affiliates are to be on terms no less favorable to us than could be obtained from unaffiliated parties.

We intend that any future transactions between us and our officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 22 million shares of common stock, $.01 par value per share and 5 million shares of Class A Preferred Stock, $.01 par value per share (the "Class A Preferred Stock"). The Class A Preferred Stock may be issued in series, at such times and with such terms, as the Board of Directors deems appropriate. To date, the Board of Directors has authorized for issuance 1,040,000 shares of Class A Preferred Stock--Series 1, of which 660,000 shares are currently outstanding and 1,500,000 shares of Class A Preferred Stock--Series 2, of which no shares are currently issued and outstanding since the 729,927 shares of Class A Preferred Stock--Series 2 which were previously issued have all converted into a like number of shares of common stock. The Company's Amended and Restated Articles of Incorporation provide that any shares of Class A Preferred Stock which are issued and subsequently converted into common stock may not be reissued by the Company. Accordingly, the Company currently has 2,460,000 shares of Class A Preferred Stock authorized and available for issuance in series designated by the Board.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Subject to the prior rights of the holders of Class A Preferred Stock, as described below, holders of common stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. Upon liquidation or dissolution of the Company, holders of common stock are entitled to share ratably in the remaining assets of the Company which may be available for distribution after payment of the Company's creditors and satisfaction of any accrued but unpaid dividends on, and the liquidation preferences, if any, of, the Class A Preferred Stock. Holders of common stock have no preemptive, subscription or redemption rights. The common stock has no cumulative voting rights. As a result, holders of more than 50% of the outstanding shares of common stock can elect all of the directors of the Company.

         All outstanding shares of common stock, currently outstanding, are fully paid and nonassessable. Wisconsin law, however, may make shareholders of the Company personally liable for unpaid wages due employees for up to six months' services, but not in an amount greater than the consideration paid for such shares.

CLASS A PREFERRED STOCK

         The Company's Board of Directors is authorized, subject to the limitations described below, to issue from time to time, without shareholder authorization, in one or more designated series, shares of Class A Preferred Stock and to determine the dividend, redemption, liquidation, sinking fund and conversion rights of each particular series. No dividends or other distributions will be payable on the common stock unless dividends are paid in full on the Class A Preferred Stock and all sinking fund obligations for the Class A Preferred Stock, if any, are fully funded. Dividends on the Class A Preferred Stock will be cumulative from the date of issuance. In the event of a liquidation or dissolution of the Company, the Class A Preferred Stock would have priority over the common stock to receive the amount of the liquidation preference as specified in each particular series, together with any accrued but unpaid dividends thereon out of the remaining assets of the Company. Holders of shares of Class A Preferred Stock will have the right, at any time on or before the redemption of such shares, to surrender the certificate evidencing the shares of Class A Preferred Stock and receive upon conversion thereof, a certificate evidencing one share of common stock for each share of Class A Preferred Stock so surrendered. The holders of Class A Preferred Stock are entitled to cast one vote per share held of record by them at all meetings of the shareholders of the Company.

Class A Preferred Stock--Series 1

         Pursuant to the Company's Articles of Incorporation, on August 15, 1997, the Board of Directors by resolution designated the relative rights and preferences of the first series of Class A Preferred Stock which was designated "Class A Preferred Stock--Series 1." The Board authorized for issuance 1,040,000 shares of this Series 1 Preferred Stock and 680,000 shares were issued, 660,000 of which are currently outstanding. The Company has no present intention of issuing any additional shares of Series 1 Preferred Stock. The Series 1

Preferred Stock accrues dividends on a daily basis at the rate of 8% per year on the "liquidation value" of the Series 1 Preferred Stock ($2.50 per share subject to adjustment and increase for accrued dividends). The dividends will accrue through the earliest of the date of repurchase of the Series 1 Preferred Stock, its conversion into common stock or the liquidation of the Company. Dividends on the Series 1 Preferred Stock must be paid in full before dividends may be paid on any other class of stock of the Company or before any sums may be set aside for the redemption or purchase of any of the Preferred Stock. Dividends will accrue whether or not they have been declared and whether or not there are funds legally available therefore. Dividends are payable on October 1 of each year. Dividends which are not paid on such dividend reference date will accrue and be added to the liquidation value of each share of Series 1 Preferred Stock. No dividends can be declared and set aside for any shares of common stock unless the Board declares a dividend payable on the outstanding shares of Series 1 Preferred Stock, in addition to the dividends which the Series 1 Preferred Stock is otherwise entitled as described above. Such additional dividends on the Series 1 Preferred Stock must be declared in the same amount per share of Series 1 Preferred Stock as would be declared payable on the shares of common stock into which each share of Series 1 Preferred Stock could be converted.

         On or after August 1, 1998, each share of Series 1 Preferred Stock is convertible into one share of common stock. Upon conversion, certificates for shares of common stock will be issued together with, to the extent legally available, an amount of cash equal to the remaining accrued but unpaid dividends on the shares of Series 1 Preferred Stock so converted. The Series 1 Preferred Stock is redeemable by the Company on or after August 1, 2000 (subject to prior conversion by the holder) at a price of $2.50 per share plus all accrued but unpaid dividends. Upon a liquidation of the Company, the Series 1 Preferred Stock is entitled to a liquidation preference equal to $2.50 per share plus any accrued but unpaid dividends. This amount must be paid prior to any distribution on shares of common stock. Except as provided above, the Series 1 Preferred Stock will have the same rights, preferences and limitations as any other series of Preferred Stock to be issued in the future, whenever designated and issued.

Class A Preferred Stock--Series 2

         On December 30, 1997, the Company's Board of Directors by resolution designated the relative rights and preferences of the second series of Class A Preferred Stock which is designated "Class A Preferred Stock--Series 2." The Board authorized for issuance 1,500,000 shares of this Series 2 Preferred Stock and, shortly thereafter, 729,927 shares were issued. However, as of the date of this prospectus, no shares of Series 2 Preferred Stock are issued and outstanding since they all converted into shares of common stock on a one-for-one basis on April 3, 1998. The Series 2 Preferred Stock does not carry any dividend preference. Upon a liquidation of the Company, each share of the Series 2 Preferred Stock outstanding at the time of such liquidation is entitled to a liquidation preference equal to the purchase price paid for such share. This amount must be paid prior to any distribution on shares of common stock, however, the liquidation preference on the Series 1 Preferred Stock must be paid before the liquidation preference on the Series 2 Preferred Stock is paid.

         The issuance of one or more series of Class A Preferred Stock could have an adverse effect on certain rights, including voting rights, of the holders of common stock. The Preferred Stock could also be issued by us to defend against the threat of a takeover, if the Board of Directors deemed such takeover not to be in the best interests of the Company or its shareholders. This could occur even if such a takeover was favored by a majority of shareholders and was at a premium to the market price of the common stock. We have no current plans or intention to issue additional shares of Class A Preferred Stock.

CONVERTIBLE DEBENTURES

         The Company issued convertible debentures to certain of the selling stockholders in the principal amount of $1,500,000. The convertible debentures bear interest at 8% per annum and have a one-year term; provided, however, that the Company may elect to extend the repayment term for an additional one year if, upon such extension, the Company issues to the selling stockholders warrants to purchase 375,000 shares of the Company's common stock having the same terms and conditions as the warrants issued to the selling stockholders described below. One million dollars of the convertible debentures is payable on May 19, 2000, subject to the one year extension, with the remaining $500,000 payable on June 3, 2000, also subject to the one-year extension. Interest on the convertible debentures is payable quarterly either in cash or, at the selling stockholders' option, common stock based on the stock's then fair market value.

         The selling stockholders may elect to convert the convertible debentures into common stock at any time after one year from the date they were issued as follows: (a) the first 50% of the original principal balance of the convertible debentures, plus any accrued but unpaid interest thereon, is convertible into common stock based on a per share price equal to the lesser of
(i) 70% of the market price of the common stock at the time of conversion or
(ii) $1.25; and (b) the second 50% of the original principal balance plus any accrued but unpaid interest thereon is convertible into common stock based on a per share price equal to the lesser of (i) 70% of the market price of the common stock at the time of conversion or (ii) $2.50.

         Payment of the convertible debentures is secured by a first priority security interest in all of the Company's assets. In addition, if the Company defaults in payment of principal or interest on the convertible debentures, it must immediately issue 1,500,000 shares of its common stock to the investors at no cost and that issuance will not in any way impair the other rights the selling stockholders possess, including the right to demand payment of the convertible debentures.

WARRANTS

         In connection with the issuance of the $1,500,000 convertible debentures, the Company also issued to the purchasers of the convertible debentures warrants to purchase 1,875,000 shares of the Company's common stock. These warrants are exercisable by the selling stockholders at any time within five years after the date of their issuance at an exercise price per share equal to the lesser of (a) 70% of the market price of the Company's common stock on the date of exercise or (b) $1.00. In addition, as part of the consideration that the Company paid R.J. Steichen & Company, the Company's placement agent in the offering of the convertible debentures and warrants, the Company also issued warrants to purchase a total of 337,500 shares of the Company's Common to R.J. Steichen. The warrants issued to R.J. Steichen are exercisable at any time commencing one year after the date of the private placement and for a period of four years thereafter at an exercise price of $1.00 per share.

         The warrants issued to the selling stockholders and R.J. Steichen contain provisions that protect the holder against dilution by adjustment of the exercise price and number of shares to be received upon exercise. Such adjustments will occur in the event, among others, of a merger, stock split or reverse stock split, stock dividend or recapitalization. The Company is not required to issue fractional shares upon the exercise of the warrants. The holder of the warrants will not possess any rights as a stockholder of the Company until the holder exercises the warrants.

         The warrants may be exercised upon surrender on or before the expiration date of the warrants at the offices of the Company, with an exercise form completed and executed as indicated, accompanied by payment of the exercise price for the number of shares with respect to which the Warrant is being exercised. The exercise price is payable by check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company or, in the case of the R.J. Steichen, by a "cashless exercise," in which the number of shares of common stock underlying the Warrant having a fair market value equal to the aggregate exercise price are cancelled as payment of the exercise price.

         For the life of the warrants and the convertible debentures, the holder has the opportunity to profit from a rise in the market price of the common stock without assuming the risk of ownership of the shares of Common stock issuable upon the exercise of the Warrant or conversion of the convertible debentures. The Warrant or convertible debenture holder should be expected to exercise the Warrant or convertible debenture at a time when the Company would, in all likelihood, be able to obtain any needed capital by an offering of common stock on terms more favorable than those provided for by the Warrant or convertible debenture. Furthermore, the terms on which the Company could obtain additional capital during the life of the Warrant or convertible debenture may be adversely affected.

TRANSFER AGENT

         The transfer agent and registrar for the common stock is Firstar Trust Company, Milwaukee, Wisconsin.

CERTAIN STATUTORY PROVISIONS

         Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of public corporations, such as the Company, which are held by any person holding in excess of 20% of the voting power of such Company shall be limited to 10% of the full voting power of such shares. This statutory voting restriction is not applicable to shares acquired directly from the Company, acquired in a transaction incident to which the shareholders of the Company vote to restore the full voting power of such shares and under certain other circumstances more fully described in section 180.1150. In addition, this statutory voting restriction is not applicable to shares of common stock acquired before April 22, 1986.

         Section 180.1141 of the Wisconsin Business Corporation Law provides that a "resident domestic corporation," such as the Company, may not engage in a "business combination" with an "interested shareholder" (a person beneficially owning 10% or more of the aggregate voting power of the stock of the Company) for three years after the date (the "stock acquisition date") the interested shareholder acquired his 10% or greater interest, unless the business combination (or the acquisition of the 10% or greater interest) was approved before the stock acquisition date by the Company's Board of Directors. After the three-year period, a business combination that was not so approved can be consummated only if it is approved by a majority of the outstanding voting shares not held by the interested shareholder or is made at a specified price intended to provide a fair price for the shares held by noninterested shareholders. Section 180.1141 is not applicable to shares of common stock acquired by a shareholder prior to the registration of the common stock under the Exchange Act and shares acquired before September 10, 1987.

INDEMNIFICATION

         The Company's directors and officers are entitled to certain statutory rights to be indemnified by the Company against certain litigation-related liabilities and expenses, provided the director or officer is either successful in the defense of such litigation or is otherwise determined not to have engaged in willful misconduct, knowingly violated the law, failed to deal fairly with the Company or its shareholders or derived an improper personal benefit in the performance of his duties to the Company. These rights are incorporated in the Company's By-Laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's common stock by the selling stockholders as of September 30, 1999.

                                                  Shares Owned                   Shares Being                Shares Owned
       Selling Stockholder                      Before Offering                     Offered                 After Offering
       -------------------                      ---------------                     -------                 --------------
                                          Number               Percent                                  Number           Percent
                                          ------               -------                                  ------           -------

Gary Benson                             2,680,450(1)              1.9%             2,500,000(2)        180,450(3)              %
2925 Dean Parkway
Minneapolis, MN 55416

Daniel Bishop                             310,800(4)              2.6%               250,000(2)         60,800(3)             *%
17235 Two Mile Road
Franksville, WI 53126

Mike Snow                                 588,800(5)              4.8%               500,000(2)         88,800(3)             *%
3300 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402

Robert Johander                           250,000(4)              2.1%               250,000(2)              0(3)             0%
8480 Montgomery Court
Eden Prairie, MN 55347

W.G. Securities Limited                   250,000(4)              2.1%               250,000(2)              0(3)             0%
Partnership
PMB 452
774 Mays Boulevard, No. 10
Incline Village, NV 89451

R.J. Steichen & Company                   337,500(6)              2.8%               337,500(2)              0(3)             0%
Suite 100
120 South Sixth Street
Minneapolis, MN 55402

Stephen M. Dearholt                      1,497,784(7)            11.7%               266,671(8)      1,231,113(9)          10.4%
741 North Milwaukee Street
Suite 500
Milwaukee, WI 53202

Thomas W. Bodine and                      138,000(10)             1.2%               80,000(11)         58,000(9)             *%
Peggy L. Bodine as
Joint Owners with righT
of survivorship
c/o PaineWebber, Inc.
Suite 1500
8000 Maryland Avenue
St. Louis, MO 63105

                                       37


Leo B. Schmid Trust                         20,000(12)              *%               20,000(13)             0(9)            0%
c/o PaineWebber, Inc.
Suite 1500
8000 Maryland Avenue
St. Louis, MO 63105

Jerome F. Martin and                        33,334(14)              *%               33,334(15)             0(9)            0%
Diane M. Martin as
Joint Tenants
c/o PaineWebber, Inc.
Suite 1500
8000 Maryland Avenue
St. Louis, MO 63105

John H. Biggs Revocable                    133,334(16)              *%              133,334(17)             0(9)            0%
Trust
Apt. 23D
240 East 47th Street
New York, NY 10097

Love Family Charitable                      36,334(18)              *%               33,334(15)         3,000(9)            *%
Foundation
Suite 201
212 South Central
St. Louis, MO 63105

Andrew Sproule Love                         33,334(18)              *%               33,334(15)             0(9)            0%
Suite 201
212 South Central
St. Louis, MO 63105

Love Group Joint Venture                    80,934(18)              *%               33,334(15)        47,600(9)            *%
Suite 201
212 South Central
St. Louis, MO 63105

Love Real Estate Company                    33,334(18)              *%               33,334(15)             0(9)            0%
Profit Sharing Plan (1994)
Suite 201
212 South Central
St. Louis, MO 63105                                                                    ________

James Chase                                210,000                1.8%              175,000(19)        35,000(9)            *%
7815 North River Road                                                               ===========
Milwaukee, WI 53217


Total                                                                                 4,929,175
                                                                                      =========

----------------------
 *       less than 1%

(1) Represents 180,450 shares of common stock beneficially owned by the selling stockholder as of October 1, 1999, 1 million shares receivable by the selling stockholder upon conversion of the $1 million convertible debenture owned by him (assuming a conversion price of $1.00 per share) and 1,500,000 shares receivable upon exercise of warrants owned by the selling stockholder (including warrants to purchase

         250,000 shares which will be issued to the selling stockholder if the Company elects to extend the repayment term of the convertible debenture for an additional year after its initial term).

(2) The shares being offered by the selling stockholder represent the shares which will be received by the selling stockholder upon exercise of the convertible debenture and warrants held by the selling stockholder.

(3) Assumes that all shares acquired pursuant to conversion of the convertible debenture and the warrants owned by the selling stockholder are sold pursuant to this prospectus.

(4) Represents 60,800 shares of common stock beneficially owned by the selling stockholder as of October 1, 1999, 100,000 receivable by the selling stockholder upon conversion of the $100,000 convertible debenture owned by him (assuming a conversion price of $1.00 per share) and 150,000 shares receivable upon exercise of warrants owned by the selling stockholder (including warrants to purchase 25,000 shares which will be issued to the selling stockholder if the Company elects to extend the repayment term of the convertible debenture for an additional year after its initial term).

(5) Represents 88,800 shares of common stock beneficially owned by the selling stockholder as of October 1, 1999, 200,000 receivable by the selling stockholder upon conversion of the $200,000 convertible debenture owned by him (assuming a conversion price of $1.00 per share) and 300,000 shares receivable upon exercise of warrants owned by the selling stockholder (including warrants to purchase 50,000 shares which will be issued to the selling stockholder if the Company elects to extend the repayment term of the convertible debenture for an additional year after its initial term).

(6) Represents shares which will be received by the selling stockholder upon exercise of warrants currently owned by the selling stockholder. The warrants are not exercisable until June 1, 2000.

(7) Represents 1,497,784 shares of common stock beneficially owned by the selling stockholder as of October 1, 1999, including the 266,667 shares purchased from the Company on September 24, 1999 and offered for sale by the selling stockholder pursuant to this prospectus.

(8) Represents 266,671 shares of common stock which the selling stockholder purchased from the Company on September 24, 1999.

(9) Assumes all of the shares offered by the selling stockholder are sold pursuant to this prospectus.

(10) Represents 58,000 shares of common stock beneficially owned by the selling stockholder as of October 1, 1999, including the 80,000 shares purchased from the Company on September 24, 1999 and offered for sale by the selling stockholder pursuant to this prospectus.

(11) Represents the 80,000 shares of common stock which the selling stockholder purchased from the Company on September 24, 1999.

(12) Represents 20,000 shares purchased from the Company on September 24, 1999 and offered for sale by the selling stockholder pursuant to this prospectus.

(13) Represents 20,000 shares of common stock which the selling stockholder purchased from the Company on September 24, 1999.

(14) Represents 33,334 shares purchased from the Company on September 24, 1999 and offered for sale by the selling stockholder pursuant to this prospectus.

(15) Represents 33,334 shares of common stock which the selling stockholder purchased from the Company on September 24, 1999.

(16) Represents 133,334 shares purchased from the Company on September 24, 1999 and offered for sale by the selling stockholder pursuant to this prospectus.

(17) Represents 133,334 shares of common stock which the selling stockholder acquired from the Company on September 24, 1999.

(18) Represents 47,600 shares of common stock beneficially owned by the selling stockholder as of October 1, 1999, including the 33,334 shares purchased from the Company on September 24, 1999 and offered for sale by the selling stockholder pursuant to this prospectus. Also includes the shares owned by Love Family Charitable Foundation, Andrew Sproule Love, Love Group Joint Venture and Love Real Estate Company Profit Sharing Plan (1994).

(19) Represents shares which the selling stockholder received as compensation for certain investor relations and other consulting services which the selling stockholder performed for the Company.

         None of the selling stockholders, except R.J. Steichen & Company, James Chase and Stephen M. Dearholt, has had any material relationship with the Company or any of its affiliates within the past three years other than as a result of the ownership of common stock. R.J. Steichen & Company has acted as the Company's placement agent in the offering of the convertible debentures and warrants to Messrs. Benson, Bishop, Snow and Johander and to W.G. Securities Limited. In addition, in 1997, R.J. Steichen & Company also acted as the Company's placement agent in connection with the Company's private placement of Class A Preferred Stock--Series 1. R.J. Steichen received customary compensation for its services as placement agent in those private placements. James Chase has served as an investor relations consultant to the Company for the past three years and has assisted the Company in various private placements of securities. Stephen M. Dearholt has been a director of the Company since April 1996.

         The shares offered by Messrs. Benson, Bishop, Snow, Johander and by W.G. Securities Limited Partnership and R.J. Steichen & Company will be acquired by conversion of the convertible debentures and exercise of warrants owned by them. As part of the private placements to the selling stockholders, the Company agreed to register the shares for resale by the selling stockholders to permit the resale of such shares from time to time by the selling stockholders in the market or in privately-negotiated transactions. The Company will prepare and file such amendments and supplements to the registration statement as may be necessary in accordance with the rules and regulations of the Securities Act to keep it effective for a period of approximately 24 months.

         The Company has agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement.

                              PLAN OF DISTRIBUTION

         The Company has been advised by the selling stockholders that the selling stockholders may sell the shares from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom the broker-dealer may act as an agent or to whom they may sell the shares as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

         Broker-dealers who act in connection with the sale of the shares may be deemed to be underwriters. Profits on any resale of the shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from a selling stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing (a) the name of any such broker-dealers; (b) the number of shares involved; (c) the price at which such shares are to be sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable; (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and (f) other facts material to the transaction.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common stock to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition and without limiting the foregoing, in connection with transactions in the shares, the Company and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without imitation, Rule 10b-5 and, insofar as the Company and the selling stockholders are distribution participants, Regulation M and Rules 100, 101, 102, 103, 104 and 105 thereof. All of the foregoing may affect the marketability of the shares.

         The selling stockholders, other than Mr. Dearholt who is a director of the Company, may enter into any short sale or other hedging arrangement they deem appropriate.

         The selling stockholders will pay all commissions and certain other expenses associated with the sale of the shares. The shares offered hereby are being registered pursuant to contractual obligations of the Company, and the Company has paid the expenses of the preparation of this prospectus. The Company has also agreed to indemnify the selling stockholder with respect to the shares offered hereby against certain liabilities, including, without limitation, certain liabilities under the Securities Act, or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for the Company by Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., Milwaukee, Wisconsin.

                                     EXPERTS

         The consolidated financial statements of the Company at September 30, 1998 and for the two years in the period ended September 30, 1998 included in this prospectus have been audited by McGladrey & Pullen LLP, independent auditors, as set forth in their report (which contains an explanatory paragraph with respect to conditions which raise substantial doubt about the Company's ability to continue as a going concern), in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that might result from the outcome of that uncertainty.

                           THE FEMALE HEALTH COMPANY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Document                                                                                              Page No.
--------                                                                                              --------
Audited Consolidated Financial Statements.

     Report of McGladrey & Pullen, LLP, Independent Auditors.                                              F-1

     Consolidated Balance Sheet as of September 30, 1998.                                                  F-2

     Consolidated Statements of Operations for the years ended
       September 30, 1998 and 1997.                                                                        F-3

     Consolidated Statements of Stockholders' Equity for the years ended
       September 30, 1998 and 1997.                                                                F-4 and F-5

     Consolidated Statements of Cash Flows for the years ended
       September 30, 1998 and 1997.                                                                F-6 and F-7

     Notes to Consolidated Financial Statements.                                              F-8 through F-21

Unaudited Condensed Interim Financial Statements.

     Consolidated Balance Sheet as of June 30, 1999.                                                      F-22

     Condensed Consolidated Statements of Operations for the Nine Months ended
       June 30, 1999 and 1998.                                                                            F-23

     Condensed Consolidated Statements of Cash Flows for the Nine Months ended
       June 30, 1999 and 1998.                                                                            F-24

     Notes to Condensed Consolidated Financial Statements.                                   F-25 through F-28

                                       43

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders
The Female Health Company
Chicago, Illinois

We have audited the accompanying consolidated balance sheet of The Female Health Company and subsidiaries, as of September 30, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended September 30, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Female Health Company and subsidiaries as of September 30, 1998, and the results of their operations and their cash flows for the years ended September 30, 1998 and 1997, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been presented assuming that The Female Health Company will continue as a going concern. As more fully described in Note 15, the Company has experienced slower than expected growth in revenues from its sole product, which has adversely affected the Company's current results of operations and liquidity. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts of classification of liabilities that may result from the outcome of this uncertainty.




Schaumburg, Illinois
November 5, 1998, except for the fourth paragraph of Footnote 15 as to which the date is November 19, 1998

THE FEMALE HEALTH COMPANY

CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 1998


ASSETS

Current Assets
  Cash                                                                                            $      1,480,287
  Accounts receivable, net of allowance for doubtful accounts
    of $80,000 and allowance for product returns of $230,000                                             1,138,274
  Inventories                                                                                              925,425
  Prepaid expenses and other current assets                                                                395,293
                                                                                                  ----------------

          TOTAL CURRENT ASSETS                                                                           3,939,279
                                                                                                  ----------------

Other Assets
  Intellectual property, net of accumulated amortization of
    $336,098                                                                                               924,319
  Other assets                                                                                             165,701
                                                                                                  ----------------
                                                                                                         1,090,020
                                                                                                  ----------------
Property, Plant and Equipment
  Equipment, furniture and fixtures                                                                      4,114,371
  Less: accumulated depreciation                                                                        (1,584,776)
                                                                                                  ----------------
                                                                                                         2,529,595
                                                                                                  ----------------
                                                                                                  $      7,558,894
                                                                                                  ================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Notes payable, related party, net of unamortized discount of
    $162,861                                                                                      $        837,139
  Current maturities of long-term debt and capital lease
    obligations                                                                                            626,066
  Accounts payable                                                                                         473,979
  Accrued expenses and other current liabilities                                                           614,820
  Preferred dividends payable                                                                              147,634
                                                                                                  ----------------
          Total current liabilities                                                                      2,699,638
                                                                                                  ----------------
Long-Term Liabilities
  Long term debt and capital lease obligations, less current
    maturities                                                                                               4,882
  Deferred gain on sale of facility                                                                      1,766,611
  Other long term liabilities                                                                              153,186
                                                                                                  ----------------
                                                                                                         1,924,679
                                                                                                  ----------------
Stockholders' Equity
  Convertible Preferred Stock, Series I, par value $.01 per share.
    Authorized 5,000,000 shares; issued and outstanding 680,000
    shares.                                                                                                  6,800
  Common Stock, par value $.01 per share. Authorized 15,000,000
    shares; issued and outstanding 10,417,757 shares.                                                      104,158
  Additional paid-in capital                                                                            43,833,843
  Foreign currency translation gain                                                                        304,980
  Accumulated deficit                                                                                  (41,295,874)
                                                                                                  ----------------
                                                                                                         2,953,907
  Treasury Stock, at cost, 10,000 shares                                                                   (19,330)
                                                                                                  ----------------
                                                                                                         2,934,577
                                                                                                  ----------------
                                                                                                  $      7,558,894
                                                                                                  ================

See Notes to Financial Statements.

THE FEMALE HEALTH COMPANY


CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 1998 AND 1997


                                                                                        1998                 1997
------------------------------------------------------------------------------------------------------------------------

Net Revenues                                                                    $        5,451,399   $        2,916,408
                                                                                ---------------------------------------

Cost of Products Sold:
  Cost of goods sold
                                                                                         6,130,819            4,530,185
  Change in obsolescence allowance                                                        (857,450)          (1,054,476)
                                                                                ---------------------------------------
          Total Cost of Products Sold                                                    5,273,369            3,475,709
                                                                                ---------------------------------------

          GROSS PROFIT (LOSS)                                                              178,030             (559,301)
                                                                                ---------------------------------------

Operating expenses:
  Advertising and promotion                                                                433,821            1,642,347
  Selling, general and administrative                                                    2,895,108            3,036,765
                                                                                ---------------------------------------
          Total Operating Expenses                                                       3,328,929            4,679,112
                                                                                ---------------------------------------
          OPERATING (LOSS)                                                              (3,150,899)          (5,238,413)
                                                                                ---------------------------------------
Nonoperating income (expense):
  Interest expense                                                                        (456,662)          (1,268,980)
  Interest income                                                                          133,104              176,717
  Nonoperating income/(expense)                                                            117,141               79,527
                                                                                ---------------------------------------
                                                                                          (206,417)          (1,012,736)
                                                                                ---------------------------------------

          NET (LOSS)                                                                    (3,357,316)          (6,251,149)

Preferred dividends accreted, Series 2                                                     817,000                    -
Preferred dividends, Series 1                                                              132,669               14,965
                                                                                ---------------------------------------

          Net (loss) attributable to common stockholders                        $       (4,306,985)  $       (6,266,114)
                                                                                =======================================

          Net (loss) per common share outstanding                                            (0.43)               (0.74)

Weighted average common shares outstanding                                               9,971,493            8,453,266

See Notes to Financial Statements

THE FEMALE HEALTH COMPANY

STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                                    Foreign
                                                                    Additional     Currency                      Cost of
                                          Preferred   Common       paid-in       Translation   Accumulated    Treasury
                                            Stock      Stock       capital      Gain (Loss)      Deficit       Stock       Total
-----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1996                $    -  $   72,117  $   33,755,072      83,858    $  (30,722,775) $     -   $  3,188,272

Net loss                                        -         -               -           -          (6,251,149)             (6,251,149)
Issuance of 2,128,371 shares of
 Common Stock upon conversion of debt           -      21,284       3,670,281         -                 -          -      3,691,565
Issuance of 39,833 shares of
 Common Stock upon exercise of
stock options                                   -         398         178,268         -                 -          -        178,666
Issuance of 124,564 shares of
 Common Stock  for consulting
 services                                       -       1,246         206,617         -                 -          -        207,863
Issuance of 10,000 shares of
 Common Stock
 under Stock Bonus Plan                         -         100          53,025         -                 -          -         53,125
Issuance of warrants with
 convertible debentures                         -         -            30,176         -                 -          -         30,176
Issuance of beneficial conversion
 feature with convertible debentures            -         -           398,000         -                 -          -        398,000
Issuance of warrants with short-
 term notes payable                             -         -           250,000         -                 -          -        250,000
Issuance of 680,000 shares of
 Preferred Stock (net of
 offering costs of $96,252)                  6,800        -         1,596,948         -                 -          -      1,603,748
Issuance of warrants for consulting
 services                                       -         -            89,500         -                 -          -         89,500
Revaluation of options for
 legal services                                 -         -            10,500         -                 -          -         10,500
Preferred stock dividends                       -         -                -          -             (14,965)       -        (14,965)
Translation adjustment                          -         -                -      119,337               -          -        119,337
                                       ---------------------------------------------------------------------------------------------

Balance at September 30, 1997                6,800    95,145       40,238,387     203,195       (36,988,889)       -      3,554,638

THE FEMALE HEALTH COMPANY

  STATEMENTS OF STOCKHOLDERS' EQUITY
  YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                                Foreign
                                                                  Additional    Currency                    Cost of
                                           Preferred    Common     paid-in     Translation    Accumulated  Treasury
                                             Stock       Stock     capital     Gain (Loss)      Deficit     Stock            Total
  ----------------------------------------------------------------------------------------------------------------------------------
  Net loss                              $      -    $       -   $         -   $       -   $  (3,357,316) $       -     $ (3,357,316)
  Issuance of 729,927 shares of
   Preferred Stock (net of offering
   costs of $156,616)                      7,299            -     1,836,085           -               -                   1,843,384
  Issuance of 729,927 shares of
   Common Stock upon conversion of
   Preferred Stock                        (7,299)       7,299             -           -               -          -                -
  Issuance of 29,400 shares of
   Common Stock upon exercise of
   stock options                               -          294        58,506           -               -          -           58,800
  Issuance of 25,000 shares of
   Common Stock for consulting
   services                                    -          250        93,500           -               -          -           93,750
  Issuance of 107,000 shares of
   Common Stock under stock bonus plan         -        1,070       306,555           -               -          -          307,625
  Issuance of 10,000 shares of
   Common Stock upon exercise of
   warrants                                    -          100        19,900           -               -          -           20,000
  Issuance of 18,000 options to
   employees                                   -            -        51,660           -               -          -           51,660
  Issuance of warrants with short-
   term notes payable                          -            -       297,500           -               -          -          297,500
  Issuance of warrants for
   professional services                       -            -       114,750           -               -          -          114,750
  Preferred Stock dividends                    -            -                         -        (132,669)                   (132,669)
  Preferred Stock dividends accreted           -            -       817,000           -        (817,000)         -                -
  Purchase of 10,000 Shares of
   Common Stock held in Treasury               -            -             -           -               -    (19,330)         (19,330)
  Translation adjustment                       -            -             -     101,785               -          -          101,785
                                      ----------------------------------------------------------------------------------------------
 Balance at September 30, 1998          $  6,800    $ 104,158   $43,833,843   $ 304,980   $ (41,295,874) $ (19,330)    $  2,934,577
See Notes to Financial Statements.

THE FEMALE HEALTH COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                                        1998                 1997
-----------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES

Net (loss)                                                                             $(3,357,316)         $(6,251,149)
    Adjustments to reconcile net loss to net cash (used in)
      operating activities:
      Depreciation                                                                         533,994              553,298

      Amortization of intellectual property rights                                         123,437              121,741

      Provision for (recovery of) inventory obsolescence                                  (857,450)          (1,054,476)

      Provision for doubtful accounts, returns and discounts                                24,717              119,274

      (Gain) loss on disposal of equipment                                                       -              (84,646)

      Issuance of common stock for bonuses and
       Consulting services                                                                 401,375                    -

      Issuance and revaluation of warrants and options                                     166,410              360,988

      Amortization of debenture issuance costs                                                   -               27,507

      Amortization of discounts on notes payable
       and convertible debentures                                                          329,327              954,820

      Amortization of deferred income realized
       on U.K. grant                                                                       (61,274)             (39,870)

      Write down of note receivable to realizable value                                          -               92,471

      Amortization of deferred gain on sale and leaseback
       of building                                                                         (94,795)             (70,119)

      Changes in operating assets and liabilities:
       Accounts receivable                                                                (538,219)            (271,173)

       Inventories                                                                         891,421            1,086,999

       Prepaid expenses and other current assets                                           (92,058)              28,260

       Accounts payable                                                                   (411,286)             138,532

       Accrued expenses and other current liabilities                                      188,798             (730,929)
                                                                                       ---------------------------------
          Net cash (used in) operating activities                                      $(2,752,919)          (5,018,472)
                                                                                       ---------------------------------
INVESTING ACTIVITIES
  Capital expenditures                                                                     (58,827)             (24,597)

  Proceeds from sale of property and equipment                                                   -            3,376,056

  Proceeds from repayment of note receivable                                               750,000                    -

  Proceeds from return of lease deposits                                                    90,859               62,031

  Payments for lease deposits                                                                    -             (245,953)
                                                                                       --------------------------------
          Net cash provided by investing activities                                        782,032            3,167,537
                                                                                       --------------------------------

FINANCING ACTIVITIES
  Proceeds from issuance of preferred stock                                              1,843,384            1,603,748

  Proceeds from issuance of common stock upon exercise
   of options and warrants                                                                  78,800              178,666

  Purchase of Common Stock held in Treasury                                                (19,330)                   -

  Proceeds from related party notes issued                                               1,000,000            1,000,000

  Proceeds from convertible debentures issued                                                    -            2,020,000

  Payments on notes payable, related party                                              (1,000,000)          (2,160,000)

  Costs to issue convertible debentures                                                          -             (155,400)

  Payments on long-term debt and capital lease obligations                                (113,131)          (1,872,560)
                                                                                        -------------------------------
          Net cash provided by financing activities                                      1,789,723              614,454
                                                                                        -------------------------------

THE FEMALE HEALTH COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                                                        1998                 1997
------------------------------------------------------------------------------------------------------------------------

Effect of exchange rate changes on cash                                         $                    $
                                                                                            27,984               (44,132)
                                                                                ------------------   -------------------

          Net (decrease) in cash                                                          (153,180)           (1,280,613)
Cash at beginning of year                                                                1,633,467             2,914,080
                                                                                ------------------   -------------------

Cash at end of year                                                             $        1,480,287   $         1,633,467
                                                                                ==================   ===================

Supplemental cash flow disclosures:
  Interest paid                                                                 $          125,246   $           273,714

Supplemental schedule of noncash investing and financing activities:

 Convertible debentures converted to common stock, net of
   unamortized discounts and issuance costs                                     $                -   $         3,691,565

 Issuance of warrants on convertible debentures and
   notes payable                                                                           297,500               280,176
 Capital lease obligations incurred for equipment                                                -                56,588

 Preferred dividends declared, Series 1                                                    132,669                14,965
 Preferred dividends accreted, Series 2                                                    817,000                     -
 Sale of manufacturing facility:
    Proceeds from sale                                                                           -   $         3,365,000
    Depreciated cost of property                                                                 -            (1,398,819)
                                                                                ------------------   -------------------

 Deferred gain on sale                                                                               $         1,966,181
                                                                                ==================   ===================


See Notes to Financial Statements.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and nature of operations: The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, The Female Health Company - UK and The Female Health Company - UK, plc. All significant intercompany transactions and accounts have been eliminated in consolidation. The Female Health Company ("FHC" or the "Company") is currently engaged in the marketing, manufacture and distribution of a consumer health care product known as the Reality female condom, "Reality," in the U.S. and "femidom" or "femy" outside the U.S. The Female Health Company - UK, is the holding company of The Female Health Company - UK, plc, which operates a 40,000 sq. ft. leased manufacturing facility located in London, England.

The product is currently sold or available in either or both commercial (private sector) and public sector markets in 30 countries. It is commercially marketed directly by the Company in the United States and the United Kingdom and through marketing partners globally.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates.

Significant accounting estimates include the following:

Trade receivables include a provision for sales returns and trade allowances, which is based on management's estimate of future product returns from customers in connection with unsold product which has expired or is expected to expire before it is sold. The estimated cost for product returns, price discounts and trade allowances are accrued when the initial sale is recorded.

The market value of inventory is based on management's best estimate of future sales and the time remaining before the existing inventories reach their expiration dates.

The Company evaluates intellectual property rights for impairment by comparing the net present value of the asset's estimated future income stream to the asset's carrying value.

Although management uses the best information available, it is reasonably possible that the estimates used by the Company will be materially different from the actual results. These differences could have a material effect on the Company's future results of operations and financial condition.

Cash: Substantially all of the Company's cash was on deposit with one financial institution.

Inventories: Inventories are valued at the lower of cost or market. The cost is determined using the first-in, first-out (FIFO) method.

Foreign currency translation: In accordance with Financial Accounting Standards No. 52, "Foreign Currency Translation", the financial statements of the Company's international subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, the historical exchange rate for stockholders' equity and a weighted average exchange rate for each period for revenues, expenses, and gains and losses. Translation adjustments are recorded as a separate component of stockholders' equity as the local currency is the functional currency.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Equipment, furniture and fixtures and assets under capital leases: Depreciation and amortization is computed by the estimated useful lives of the respective assets which range as follows:

         Equipment
         5 - 10 years
         Furniture and fixtures
         3 years

Amortization of assets under capital lease is included with depreciation and amortization for owned assets.

Intellectual property rights: The Company holds patents on the female condom in the United States, the European Union, Japan, Canada, Australia and The People's Republic of China and holds patents on the manufacturing technology in various countries. The Company also licenses the trademark "Reality" in the United States and has trademarks on the names "femidom" and "femy" in certain foreign countries. Intellectual property rights are amortized on a straight-line basis over their estimated useful life of twelve years.

Financial instruments: The Company has no financial instruments for which the carrying value materially differs from fair value.

Revenue Recognition: Revenues from product sales are recognized as the products are shipped to the customers.

Research and Development Costs: Research and development costs are expensed as incurred. The amount of costs expensed for the years ended September 1998 and 1997 was $2,500 and $60,811, respectively.

Stock-Based Compensation: The value of stock options awarded to employees is measured using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." The Company has provided pro forma disclosures of net income as if the fair value-based method prescribed by Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation", ("FAS 123"). was used in measuring compensation expense in Note 7.

Income Taxes: The Company files separate income tax returns for its foreign subsidiaries. Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109) requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are also provided for carryforwards for income tax purposes. In addition, the amount of any future tax benefits is reduced by a valuation allowance to the extent such benefits are not expected to be realized.

Advertising: The Company's policy is to expense production costs in the period in which the advertisement is initially presented to consumers.

Net (Loss) Per Common Share: Net (loss) per common share is computed using the weighted average number of shares of common stock outstanding. Fully diluted income per share is not presented for each of the periods since the effect of including common equivalent shares would be anti-dilutive.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Reclassifications: Certain prior year amounts have been reclassified on the Consolidated Statements of Cash Flows to conform to the 1998 presentation.

NOTE 2.   INVENTORIES

The components of inventory consist of the following at September 30, 1998:

Raw materials                                             $      309,390
Work in process                                                  138,409
Finished goods                                                   518,360
Less allowance for obsolescence                                  (40,734)
                                                          --------------
Net inventory                                             $      925,425
                                                          ==============

NOTE 3.   LEASES

Equipment, furniture and fixtures include the following amounts for leases which have been capitalized at September 30, 1998:

Leasehold interest in equipment, furniture and fixtures    $      73,539
Less accumulated depreciation                                    (28,727)
                                                           --------------
                                                           $      44,812
                                                           ==============

The Company entered into a seven year operating lease with a third party for office space effective September 12, 1994. The lease is cancelable at the end of the 60th month of the term of the lease upon payment of a termination fee of $63,867. The Company also has an informal agreement to reimburse an affiliate for office space used by the officers of the Company. Reimbursement for the affiliate rent expense was $48,146 and $51,256 in 1998 and 1997, respectively. The affiliate's lease is with an unrelated third party which expires January 31, 2001. On November 1, 1998 the affiliate sublet the office space for the remaining term of the lease.

On December 10, 1996, the Company entered into what is in essence a sale and leaseback agreement with respect to its 40,000 square foot manufacturing facility located in London, England. The Company received $3,365,000 (Pounds) 1,950,000 for leasing the facility to a third party for a nominal annual rental charge and for providing the third party with an option to purchase the facility for one pound during the period December 2006 to December 2027.

As part of the same transaction, the Company entered into an agreement to lease the facility back from the third party for base rents of $336,000 (Pounds) 195,000 per year payable quarterly until 2016. The lease is renewable through December 2027. The Company was also required to make a security deposit of $336,000 (Pounds) 195,000 to be reduced in subsequent years. The facility had a net book value of $1,398,819 (Pounds) 810,845 on the date of the transaction. The $1,966,181 (Pounds) 1,139,155 gain which resulted from this transaction will be recognized ratably over the initial term of the lease. Unamortized deferred gain as of September 30, 1998 was $1,766,611 (Pounds) 1,039,489. Concurrent with this transaction, the Company repaid the mortgage loan on this property of $1,834,000 (Pounds) 1,062,500.

In 1987, a subsidiary entered into a lease for office and factory space expiring January 31, 2001. These offices and factory space were vacated and subsequently this space was subleased to a third party for a period expiring

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3.   LEASES (CONTINUED)

January 31, 2001. At the time the sublease was entered into a liability was established for all future costs to the end of the lease, net of expected sublease receipts. Details of operating lease expense in total and separately for transactions with related parties is as follows:

                                                September 30,
                                            1998              1997
                                       -------------------------------
Operating lease expense:
   Factory and office leases           $      820,695   $      579,197
   Office space used by officers               48,146           51,255
   Other                                       17,811           88,772
                                       -------------------------------
                                       $      886,652   $      719,224
                                       ===============================

Future minimum payments under capital and operating leases, including planned reimbursement of an affiliate for office space used by officers, consisted of the following at September 30, 1998:

                                                      Rentals
                                                     Receivable
                                                       Under
                                        Capital       Operating      Subleases
                                    --------------------------------------------
1999                                       19,526         514,502   46,850
2000                                        4,882         490,416   39,204
2001                                                      459,839   13,068
2002                                                      331,403
2003                                                      331,403
Thereafter                                              4,376,536
                                    --------------------------------------------
Total minimum payments                     24,408       6,504,099   99,122
                                                  ==============================
Amount representing interest               (5,138)
                                    -------------
                                           19,270
                                    =============

NOTE 4.   NOTES PAYABLE AND LONG-TERM DEBT

During 1997, the Company repaid and then subsequently borrowed $1,000,000 from Mr. Dearholt, a current director of the Company. The outstanding note payable bears interest at 12% and is payable in full in 1998. As part of the transaction, the Company issued Mr. Dearholt warrants to purchase 200,000 shares of the Company's common stock at $1.848 per share, which represented the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the note of $250,000. Any stock issued under the warrants carry certain registration rights. The warrants expire in 2004. In addition, if the Company defaults on its obligation under the note, the Company is required to issue an additional 200,000 shares of its common stock to Mr. Dearholt in addition to all other remedies to which Mr. Dearholt may be entitled. The discount in combination with the note's 12% coupon resulted in an effective interest rate of 53 percent on the note.

During 1998, the Company repaid and then subsequently borrowed $1,000,000 from Mr. Dearholt, a current director of the Company. The outstanding note payable bears interest at 12% and is payable in full in 1999. As part of the

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4.   NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

transaction, the Company issued Mr. Dearholt warrants to purchase 200,000 shares of the Company's common stock at $2.25 per share, which represented the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the note of $297,500. Any stock issued under the warrants carry certain registration rights. The warrants expire in 2006. In addition, if the Company defaults on its obligation under the note, the Company is required to issue an additional 200,000 shares of its common stock to Mr. Dearholt in addition to all other remedies to which Mr. Dearholt may be entitled. The note is recorded at September 30, 1998, net of unamortized discount of $162,861. The discount in combination with the note's 12% coupon resulted in an effective interest rate of 63 percent on the note.

On February 20, 1997, the Company issued convertible debentures for $1,989,824 which is net of $30,176 in unamortized discount; (the Debentures) at 8% maturing in 1999. These Debentures are convertible in the Company's common stock at the lesser of $2.875 (representing the average market price for the five days preceding the date the Debentures were sold) or 80% of the market price at the time the debentures are converted into FHC common stock. The discount relates to the valuation of the detachable warrants for 67,333 shares of common stock. During fiscal 1997, the debentures were all converted into 1,364,625 shares of common stock. These convertible debentures included a beneficial conversion feature valued at $398,000. The Company recorded the value of the beneficial conversion feature as additional paid-in capital and interest expense during the year ended September 30, 1997.

At September 30, 1996, there were convertible debentures of $1,910,000 (net of $90,000 in unamortized discount) with detachable warrants for 40,201 shares of common stock (the Debentures) at 8% maturing in 1999. These Debentures were convertible into the Company's common stock at the lesser of $5.275 (representing the average market price for the five days preceding the date the Debentures were sold) or 80% of the market price at the time the debentures are converted into FHC common stock. All of these debentures were converted in 763,746 shares of common stock in fiscal 1997.

Upon conversion of the debentures, $277,610 of issuance costs and $110,007 of unamortized discount were charged to equity and $59,182 of accrued interest was credited to equity.

Long-term debt and capital lease obligations at September 30, 1998, consisted of the following:

Foundation note, noninterest bearing, due 1999, net of unamortized discount of $22,275, interest imputed at 11%

                                                             $       606,540
Capital lease obligations                                             24,408
                                                             ---------------
Total long-term debt and capital leases                              630,948
Less current maturities                                              626,066
                                                             ---------------
Long-term portion                                            $         4,882
                                                             ===============

The Foundation note for $606,450 (Pounds) 356,893 is a noninterest bearing $628,815 (Pounds) 370,000 note payable to the Aage V. Jensen Charity Foundation and due on January 31, 1999.

NOTE 5.   INCOME TAXES

A reconciliation of income tax expense and the amount computed by applying the statutory Federal income tax rate to loss before income taxes as of September 30, 1998 and 1997, are as follows:

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5.   INCOME TAXES (CONTINUED)

                                                                                                 September 30,
                                                                                            1998              1997
                                                                                    -----------------------------------
Tax credit statutory rates                                                          $     (1,141,490)  $     (2,130,479)
Nondeductible expenses                                                                        47,900            223,368
State income tax, net of federal benefits                                                   (159,100)          (241,660)
Benefit of net operating loss not recognized, increase in valuation allowance              1,252,690          2,073,129
Other                                                                                            -               75,642
                                                                                    -----------------------------------
                                                                                    $            -     $             -
                                                                                    ===================================

As of September 30, 1998, the Company had federal and state net operating loss carryforwards of approximately $29,675,000 for income tax purposes expiring in years 2005 to 2014. The benefit relating to $1,537,800 of these net operating losses relates to exercise of Common stock options and will be credited directly to stockholders' equity when realized. The Company also has investment tax and research and development credit carryforwards for income tax purposes aggregating approximately $173,000 at September 30, 1998, expiring in years 1999 to 2009. The Company's U.K. subsidiary, The Female Health Company - UK, plc subsidiary has U.K. net operating loss carryforwards of approximately $71,910,000 as of September 30, 1998. These U.K. net operating loss carryforwards can be carried forward indefinitely to be used to offset future U.K. taxable income. Significant components of the Company's deferred tax assets and liabilities are as follows at September 30, 1998:

Deferred tax assets:
   Federal net operating loss carryforwards                                         $        10,089,000
   State net operating loss carryforwards                                                     1,938,000
   Foreign net operating loss carryforwards                                                  21,573,000
   Foreign capital allowances                                                                 3,886,000
   Tax credit carryforwards                                                                     173,000
   Accounts receivable allowances                                                               119,000
   Other                                                                                         15,000
                                                                                    -------------------
Total gross deferred tax assets                                                              37,793,000
Valuation allowance for deferred tax assets                                                 (37,775,000)
                                                                                    -------------------
Deferred tax assets net of valuation allowance                                                   18,000
Deferred tax liabilities: Equipment, furniture and fixtures                                     (18,000)
                                                                                    -------------------
Net deferred tax assets                                                             $                -
                                                                                    ===================

Reconciliations of the valuation allowance for deferred tax assets for the year ended September 30, 1998, is as follows:

Balance, beginning                                                                  $      (36,522,310)
   Increase in valuation allowance charged to operations                                    (1,252,690)
                                                                                    ------------------
Balance, ending                                                                     $      (37,775,000)
                                                                                    ==================

The beginning of the year valuation allowance balance has been revised due to a change in the foreign net operating loss carryforward and the foreign capital allowances deferred tax asset. This change has no impact on the Company's net loss for 1998 or 1997.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6.   ROYALTY AGREEMENTS

The Company has royalty agreements for sales of its products which provide for royalty payments based on sales quantities and achievement of specific sales levels. The amount of royalty expense was $38,451 and $24,894 for 1998 and 1997, respectively.

NOTE 7.   COMMON STOCK

Stock Option Plans

The Company has various stock option plans that authorize the granting of options to officers, key employees and directors to purchase the Company's Common Stock at prices generally equal to the market value of the stock at the date of grant. Under these plans, the Company has 282,000 shares available for future grants as of September 30, 1998. The Company has also granted options to one of its legal counsel and an affiliate. Certain options are vested and exercisable upon issuance, others over periods up to four years and still others based on the achievement of certain performance criteria by the Company and market prices of its Common Stock.

During 1997 the option prices of 749,865 options outstanding which were exercisable at prices ranging from $5.9375 to $3.875 per share were lowered to $2.00 per share. In connection therewith, additional expense of $10,500 was recognized related to options that had been granted to legal counsel.

Summarized information regarding all of the Company's stock options is as follows:

                                                         Weighted
                                                          Average
                                                         Number of        Exercise
                                                          Shares            Price
                                                    -----------------------------------

Outstanding at September 30, 1996                         1,014,804     $     4.89
   Granted                                                  504,600           2.00
   Exercised                                                (39,833)          4.49
   Expired or canceled                                      (18,825)          6.53
                                                    ---------------

Outstanding at September 30, 1997                         1,460,746           2.92
   Granted                                                   18,000           0.01
   Exercised                                                (29,400)          2.00
   Expired or canceled                                     (274,868)          5.50
                                                    ---------------

Outstanding at September 30, 1998                   $     1,174,478           2.29
                                                    ===============


                                                             September 30,
                                                        1998               1997
                                                    ------------------------------
Exercisable shares                                          463,410        495,513
Available for future grants                                 282,000        200,533

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7.   COMMON STOCK (CONTINUED)

During 1998, the Company granted options to employees to purchase 18,000 shares of the Company's common stock at $.01. Commission expense of $51,660 was recognized regarding this issuance.

All other stock options have been granted to employees at, or in excess of, fair market value at the date of grant. Accordingly, in accordance with APB 25 and related interpretations, no compensation cost has been recognized related to such stock option grants.

Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for all awards during Fiscal 1997 and 1998 consistent with the method set forth under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123") the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                                     Year Ending September 30,
                                                                        Loss                            Loss
                                                         1998         Per Share         1997          Per Share
                                                  ---------------------------------------------------------------
Net loss attributable to common stockholders
                                                  $    (4,306,985) $       (0.43) $  (6,266,114)    $       (0.74)
Compensation expense related to stock options
   granted                                               (615,776)         (0.06)      (688,975)            (0.08)
                                                  ---------------------------------------------------------------
                                                  $    (4,922,761) $       (0.49) $  (6,955,059)    $       (0.82)
                                                  ===============================================================

As the provisions of FAS 123 have been applied only to options granted since September 30, 1995, the resulting pro forma compensation cost is not representative of that to be presented in future years, when the pro forma cost would be fully reflected.

The fair value of options was estimated at the date of grant using the Black-Scholes option pricing model assuming expected volatility of 69.1% and risk-free interest rates of 4.43% and 5.86% for 1998 and 1997, respectively; and expected lives of one to three years and 0.0% dividend yield in both periods. The weighted average fair value of options granted or options with reduced exercise price was $2.87 and $0.84 for the years ended September 30, 1998 and 1997, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. Because the Company's employee stock options have characteristics different from those of traded options, and because changes in the input assumptions can materially affect the fair value estimate, the model may not provide a reliable single measure of the fair value of its employee stock options.

Stock Bonus Plan

During 1997, the Company adopted a stock bonus plan ("1997 Bonus Plan") to provide stock bonuses in lieu of cash bonuses to key employees who are responsible for the Company's future growth and financial success. The 1997 Bonus Plan provides for the award of up to 200,000 shares which are nontransferable and subject to a risk of forfeiture for one year subsequent to grant date. At September 30, 1998, 107,000 shares of restricted stock had been issued to key employees and consultants. Expense under the plan was $307,625 and $53,125 for the years ended September 30, 1998 and 1997, respectively.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7.   COMMON STOCK (CONTINUED)

Common Stock Purchase Warrants

During 1997 and 1998 the Company entered into consulting agreements with separate third party professionals to provide investor relations services and financial advisory services. In connection with the consulting agreements, the Company granted common stock purchase warrants to purchase an aggregate 225,000 shares of the Company's common stock. In 1997, the Company adjusted warrants previously issued under consulting agreements reducing the exercise price to $2.00 per share. The Company recognized expense of $114,750 and $89,500 in 1998 and 1997, respectively, under FAS 123 in connection with the exercisable shares. At September 30, 1998, 165,000 warrants were exercisable.

10,000 warrants were exercised during 1998. At September 30, 1998, the following warrants were outstanding:

                                                                    Number
                                                                 Outstanding
                                                                --------------
Warrants issued in connection with:
   Investor relations services contract                                 90,000
   Financial advisory services contract                                 75,000
   Convertible Debentures (See Note 4)                                 107,534
   Convertible Preferred Stock (See Note 8)                            296,000
   Notes Payable (See Note 4)                                          640,000
                                                                --------------
   Outstanding at September 30, 1998                                 1,208,534
                                                                ==============

At September 30, 1998, the Company had reserved a total of 2,955,813 shares of its common stock for the exercise of options and warrants outstanding. This amount includes shares reserved to satisfy obligations due if the Company defaults on the payment of interest or principal on an $1 million note due March 25, 1999.

Issuance of Stock

The Company issued 25,000 shares of common stock with a market value of approximately $93,750, and 124,564 shares of common stock with a market value of approximately $207,863 in 1998 and 1997, respectively. The stock was issued to consultants for providing investor relation services. Consulting expense of $93,750 and $207,863 was recognized during the years ended September 30, 1998 and 1997, respectively.

NOTE 8.   PREFERRED STOCK

In 1997, FHC raised approximately $1.6 million of proceeds, net of issuance costs of $96,252, in a private placement of 680,000 shares of 8% cumulative convertible preferred stock (Series I) sold at $2.50 per share. In addition, 52,000 common stock purchase warrants were issued to the placement agents.

Each share of preferred stock is convertible into one share of the Company's common stock on or after August 1, 1998. Annual preferred stock dividends will be paid if and as declared by the Company's Board of Directors. No dividends or other distributions will be payable on the Company's common stock unless dividends are paid in full on the preferred stock. The preferred stock may be redeemed at the option of FHC, in whole or in part, on or after August 1, 2000, subject to certain conditions, at $2.50 per share plus accrued and unpaid dividends. In the event of a

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8.   PREFERRED STOCK (CONTINUED)

liquidation or dissolution of the Company, the preferred stock would have priority over the Company's common stock.

On December 31, 1997, the Company completed a private placement of 729,927 shares of Class A Convertible Preferred Stock - Series 2 (the "Series 2 Preferred Stock") and warrants to purchase 240,000 shares of Common Stock. The Series 2 Preferred Stock was sold at a per share price of $2.74, resulting in net proceeds to the Company of $1.84 million, net of insurance costs of $156,616. The Series 2 Preferred Stock automatically converted into Common Stock on a one-for-one basis, on April 3, 1998, the date in which the registration statement registering the resale of the Common Stock was declared effective by the SEC. The investors received four-year warrants to purchase 240,000 shares of Common Stock exercisable at a price per share equal to the lesser of $3.425 or the average of the three closing bid prices per share of Common Stock for any three consecutive trading days chosen by the investor during the 30 trading day period ending on the trading day immediately prior to the exercise of the warrants. Individuals providing services to the Company's placement agent for the above convertible Preferred Stock received warrants to purchase 4,000 shares of Common Stock exercisable at any time prior to December 31, 2001, at $4.11 per share.

The Company's private placement of convertible Preferred Stock - Series 2 on December 31, 1997 included a beneficial conversion feature valued at $500,000 and four-year warrants to purchase additional shares of common stock valued at $317,000. In accordance with new SEC reporting requirements for such transactions, the Company recorded the value of the beneficial conversion feature and warrants, a total of $817,000 as additional paid-in capital. The corresponding discount of $817,000, associated with the issuance of the convertible preferred stock is a one-time, non-recurring charge that has been fully amortized and reflected as preferred dividends accreted in the consolidated statements of operations for the year ended June 30, 1998. The dividend accretion had no impact on the Company's cash flow from operations.

NOTE 9.   EMPLOYEE RETIREMENT PLAN

Effective October 1, 1997, the Company adopted a Simple Individual Retirement Account (IRA) plan for its employees. Employees are eligible to participate in the plan if their compensation reaches certain minimum levels and are allowed to contribute up to a maximum of $6,000 annual compensation to the plan. The Company has elected to match 100% of employee contributions to the plan up to a maximum of 1% of employee compensation for the year. Company contributions were $11,947 for 1998.

NOTE 10. INDUSTRY SEGMENTS AND FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS

The Company currently operates primarily in one industry segment which includes the development, manufacture and marketing of consumer health care products.

The Company operates in foreign and domestic regions. Information about the Company's operations in different geographic areas (determined by the location of the operating unit) is as follows.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10. INDUSTRY SEGMENTS AND FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS (CONTINUED)

                                                September 30,
(Amounts in Thousands)                     1998              1997
                                     ----------------------------------
Net revenues:
   United States                      $        2,481   $          2,050
   International                               2,970                866

Operating profit (loss):
   United States                              (2,731)            (3,120)
   International                                (420)            (2,118)

Identifiable assets
   United States                               2,088              3,349
   International                               5,471              4,990

On occasion, the Company's U.S. unit sells product directly to customers located outside the U.S. Were such transaction reported by geographic destination of the sale rather than the geographic location of the unit, U.S. revenues would be decreased and International revenues increased by $396,000 and $293,000 in 1998 and 1997, respectively.

NOTE 11.  CONTINGENT LIABILITIES

The Company's future obligations under the terms of an employment agreement and a facilities lease were assigned by the Company and assumed by the buyer as part of the 1996 sale of the Company's subsidiary WPC Holdings, Inc. However, because the third party creditor did not release the Company from any future liability under these employment and lease agreements at the time of their assignment, the Company remains contingently liable if Holdings defaults in making any payments under the agreements. At September 30, 1998, the total future payments for these contingent liabilities was $2.8 million for the lease of Holdings' facilities and $0.3 million for the employment agreement.

The testing, manufacturing and marketing of consumer products by the Company entail an inherent risk that product liability claims will be asserted against the Company. The Company maintains product liability insurance coverage for claims arising from the use of its products. The coverage amount is currently $5,000,000 for FHC's consumer health care product.

The Year 2000 compliance issue exists because many computer systems and applications currently use two-digit fields to designate a year. As the century date change occurs, date-sensitive systems may either fail or not operate properly unless the underlying programs are modified or replaced. The Company is assessing the extent of programming changes required to address this issue. Although final cost estimates have not been determined, it is not expected that these expenses will have a material impact on the Company's financial condition, liquidity, or results of operations.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 12.  RELATED PARTY TRANSACTIONS

For 1998, the Company paid the rent for office space leased by Phoenix Health Care of Illinois, Inc. ("Phoenix"), a company that owns approximately 270,000 shares of the Company's outstanding Common Stock and has two officers and directors that are also officers and directors of the Company. This leased space was used by an officer of the Company.

During 1998 the Company awarded Phoenix 25,000 shares of restricted Common stock with a market value of approximately $93,750 for consulting services provided to the Company.

It has been and currently is the policy of the Company that transactions between the Company and its officers, directors, principal shareholders or affiliates are to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. The Company intends that any future transactions between the Company and its officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

NOTE 13.  EARNINGS PER SHARE

Net (loss) per Common share outstanding and diluted net (loss) per Common share outstanding is based on the weighted average of shares of Common Stock outstanding during the period.

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share. Statement No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully dilutive earnings per share. All earnings per share in the accompanying financial statements have been presented to conform to Statement No. 128 requirements. The Company has "in the money" options and warrants outstanding of 200,000 and 764,319 as of September 30, 1998 and 1997, respectively (see Note 7). The Company also has preferred stock outstanding as of September 30, 1998, which is convertible into 680,000 shares of Common Stock (see Note 8). The inclusion of the options, warrants and convertible preferred stock in the computation of diluted earnings per share would have resulted in a reduction of the loss per share (antidilutive) and therefore both basic and diluted earnings per share amounts were the same for each of the periods presented in the accompanying financial statements.

NOTE 14.  CURRENT ACCOUNTING PRONOUNCEMENTS

Comprehensive Income

The Financial Accounting Standards Board has issued Statement No. 130, "Reporting Comprehensive Income," that the Company will be required to adopt for its year ended September 30, 1999, and disclose in its interim financial statements beginning with the period ending December 31, 1998. This pronouncement is not expected to have a significant impact on the Company's financial statements. The Statement establishes standards for the reporting and presentation of comprehensive income and its components. The statement requires that items recognized as components of comprehensive income be reported in a financial statement. The statement also requires that a company classify items of other comprehensive income by their nature in a financial statement, and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. For the years ended September 30, 1998 and 1997, the

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 14.  CURRENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

Company's components of comprehensive income (loss) consisted of its reported net (loss) and foreign currency translation adjustments.

Segments of an Enterprise

Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information," was issued in July 1997 by the Financial Accounting Standards Board. The Statement requires the Corporation to disclose the factors used to identify reportable segments including the basis of organization, differences in products and services, geographic areas, and regulatory environments. The Statement additionally requires financial results to be reported in the financial statements for each reportable segment. The Statement is effective for financial statement periods beginning after December 15, 1997.

Derivatives

In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (FAS 133). FAS 133 requires companies to record derivatives on the balance sheet as assets or liabilities at fair value. Depending on the use of the derivative and whether it qualifies for hedge accounting, gains or losses resulting from changes in the value of those derivatives would either be recorded as a component of net income or as a change in stockholders' equity. The Company is required to adopt this new standard for the quarter and year beginning October 1, 1999. The Company currently has no derivative instruments and, accordingly, the adoption of this statement has no impact on its consolidated financial statements.

NOTE 15.  CONTINUING OPERATIONS AND SUBSEQUENT EVENT

The Company's consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a loss of $3.4 million for the year ended September 30, 1998, and as of September 30, 1998, had an accumulated deficit of $41.3 million. At September 30, 1998, the Company had working capital of $1.2 million and stockholders' equity of $2.9 million. In the near term, the Company expects operating and capital costs to continue to exceed funds generated from operations due principally to the Company's fixed manufacturing costs relative to current production volumes and the ongoing need to commercialize the female condom around the world. As a result, operations in the near future are expected to continue to use working capital. Management recognizes that the Company's continued operations depend on its ability to raise additional capital through a combination of equity or debt financing, strategic alliances and increased sales volumes.

At various points during the developmental stage of the product, the Company was able to secure resources, in large part through the sale of equity and debt securities, to satisfy its funding requirements. As a result, the Company was able to obtain FDA approval, worldwide rights, manufacturing facilities and equipment and to commercially launch the female condom. Management believes that recent developments, including the Company's agreement with the UNAIDS, a joint United Nations program on HIV/AIDS, provide an indication of the Company's early success in broadening awareness and distribution of the female condom and may benefit efforts to raise additional capital and to secure additional agreements to promote and distribute the female condom throughout other parts of the world.

On September 29, 1997, the Company entered into an agreement with Vector Securities International, Inc. (Vector), an investment banking firm specializing in providing advice to healthcare and life-science companies. Pursuant to this agreement, for a one-year period, Vector will act as the Company's exclusive financial advisor for the purposes of

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 15.  CONTINUING OPERATIONS AND SUBSEQUENT EVENT (CONTINUED)

identifying and evaluating opportunities available to the Company for increasing shareholder value. These opportunities may include selling all or a portion of the business, assets or stock of the Company or entering into one or more distribution arrangements relating to the Company's product. This agreement has been extended for an additional six months. There can be no assurance that any such opportunities will be available to the Company or, if so available, that the Company will ultimately elect or be able to consummate any such transaction.

On November 19, 1998, the Company executed an agreement with a private investor (the Equity Line Agreement). This agreement provides for the Company, at its sole discretion, subject to certain restrictions, to sell ("put") to the investor up to $6.0 million of the Company's Common Stock, subject to a minimum put of $1.0 million over the duration of the agreement. The Equity Line Agreement expires 24 months after the effective date of the pending registration statement and, among other things, provides for minimum and maximum puts ranging from $100,000 to $1,000,000 depending on the Company's stock price and trading volume. The timing and amount of drawdowns on this line of credit are totally at the Company's discretion, subject to certain conditions. The Company is required to draw down a minimum of $1 million during the two-year period. If the Company does not draw down the minimum, the Company is required to pay the investor a 12% fee on that portion of the $1 million minimum not drawn down at the end of the two-year period.

While the Company believes that its existing capital resources (including expected proceeds from sales of Common Stock pursuant to the Equity Line Agreement) will be adequate to fund its currently anticipated capital needs, if they are not or the Company does not receive shareholder approval to amend its Articles of Incorporation to increase its authorized Common Stock, enabling the Company to sell sufficient Shares under the Equity Line Agreement, the Company may need to raise additional capital until its sales increase sufficiently to cover operating expenses. In addition, there can be no assurance that the Company will satisfy the conditions required for it to exercise puts under the Equity Line Agreement. Accordingly, the Company may not be able to realize all or any of the funds available to it under the Equity Line Agreement.

Further, there can be no assurance, assuming the Company successfully raises additional funds or enters into business agreements with third parties, that the Company will achieve profitability or positive cash flow. If the Company is unable to obtain adequate financing, management will be required to sharply curtail the Company's efforts to promote the female condom and to curtail certain other of its operations or, ultimately, cease operations.

THE FEMALE HEALTH COMPANY
CONSOLIDATED BALANCE SHEET (UNAUDITED)
JUNE 30, 1999



ASSETS

Current Assets
  Cash                                                                                            $        730,315
  Accounts receivable, net                                                                               1,301,374
  Inventories, net                                                                                         816,027
  Prepaid expenses and other current assets                                                                508,939
                                                                                                  -----------------
          TOTAL CURRENT ASSETS                                                                           3,356,656

Other Assets
  Intellectual property, net                                                                               156,269
  Other assets                                                                                             785,940
                                                                                                  -----------------
                                                                                                           942,209
                                                                                                  -----------------

Property, Plant and Equipment
  Equipment, furniture and fixtures                                                                      3,924,245
  Less: accumulated depreciation                                                                        (1,898,144)
                                                                                                  -----------------
                                                                                                         2,025,100
                                                                                                  -----------------

                                                                                                  $      6,324,965
                                                                                                  =================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Notes payable, related party, net of unamortized discount                                       $      1,113,118
  Convertible debenture, net of unamortized discount                                                       557,106
  Current maturities of long-term debt and capital lease
    obligations                                                                                             57,785
  Accounts payable                                                                                         495,374
  Accrued expenses and other current liabilities                                                           356,438
  Preferred dividends payable                                                                              100,289
                                                                                                  -----------------

          Total current liabilities                                                                      2,680,110

Deferred Gain on Lease of Facility                                                                       1,597,591

Other Long-term Liabilities                                                                                101,126
                                                                                                  -----------------

          Total liabilities                                                                              4,378,827
                                                                                                  -----------------
Stockholders' Equity
  Convertible Preferred Stock                                                                                6,600
  Common Stock                                                                                             111,380
  Additional paid-in capital                                                                            46,227,312
  Unearned consulting compensation                                                                        (339,517)
  Accumulated deficit                                                                                  (44,344,476)
  Foreign currency translation gain                                                                        316,915
  Treasury Stock, at cost                                                                                  (32,076)
                                                                                                  -----------------
                                                                                                         1,946,138
                                                                                                  -----------------

                                                                                                  $      6,324,965
                                                                                                  =================

See Notes to Financial Statements.

THE FEMALE HEALTH COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
NINE MONTHS ENDED JUNE 30, 1999 AND 1998

                                                                                        1999                 1998
------------------------------------------------------------------------------------------------------------------------

Net Revenues                                                                    $        3,409,695   $        4,040,672

Cost of Products Sold                                                                    3,787,785            4,082,175
                                                                                ----------------------------------------

          GROSS PROFIT (LOSS)                                                             (378,090)             (41,503)
                                                                                ----------------------------------------

Operating expenses:
  Advertising and promotion                                                                219,333              371,421
  Selling, general and administrative                                                    2,090,761            2,165,007
                                                                                ----------------------------------------
          Total Operating Expenses                                                       2,310,094            2,536,007
                                                                                ----------------------------------------

          OPERATING (LOSS)                                                              (2,688,184)          (2,577,931)

Interest, net, and other expense                                                           353,042              124,714
                                                                                ----------------------------------------

          PRETAX (LOSS)                                                                 (3,041,226)          (2,702,645)

Provision for income taxes                                                                       -                    -
                                                                                ----------------------------------------

          NET (LOSS)                                                                    (3,041,226)          (2,702,645)

Preferred dividends accreted, Series 2                                                           -              817,000
Preferred dividends, Series 1                                                              102,054              101,720
                                                                                ----------------------------------------

          Net (loss) attributable to common stockholders                        $       (3,143,280)   $      (3,621,365)
                                                                                ========================================

          Net (loss) per common share outstanding                               $            (0.29)   $           (0.37)

Weighted average common shares outstanding                                              10,719,690            9,821,778


See Notes to Financial Statements.

THE FEMALE HEALTH COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
NINE MONTHS ENDED JUNE 30, 1999 AND 1998

                                                                                        1999                 1998
--------------------------------------------------------------------------------------------------------------------------
OPERATIONS:
Net (loss)                                                                      $      (3,041,226)   $      (2,702,645)
 Adjusted for noncash items:
   Depreciation and amortization                                                          425,016              442,140
   Amortization of discounts on notes payable
    and convertible debentures                                                            332,994              243,419
   Reduction in inventory reserves                                                        (30,411)            (652,192)
   Reduction in accounts receivable reserves                                               22,640             (101,386)
   Amortization of other assets                                                                 -                8,008
   Changes in operating assets and liabilities                                           (647,331)            (148,006)
                                                                                ----------------------------------------
          NET CASH (USED IN) OPERATING ACTIVITIES                                      (2,938,318)          (2,614,650)
                                                                                ----------------------------------------

INVESTING ACTIVITIES:
   Capital expenditures                                                                   (22,129)             (16,918)
   Proceeds from repayment of note receivable                                                   -              750,000
                                                                                ----------------------------------------
          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                             (22,129)             733,082
                                                                                ----------------------------------------

FINANCING ACTIVITIES:
   Proceeds from related-party notes issued                                             1,300,000            1,000,000
   Payments on notes payable, related party                                            (1,558,043)          (1,040,347)
   Proceeds from the issuance of convertible
    Debenture                                                                           1,500,000                    -
   Proceeds from the issuance of preferred stock                                                -            1,843,384
   Purchase of Common Stock held in Treasury                                              (12,746)                   -
   Proceeds from the issuance of common stock                                             485,000                    -
   Proceeds from the issuance of common stock
    upon exercise of options and warrants                                                 226,878              480,175
                                                                                ----------------------------------------
          NET CASH PROVIDED BY FINANCING ACTIVITIES                                     1,953,835            2,283,212
                                                                                ----------------------------------------

Effect of exchange rate change on cash                                                    256,640              168,370
                                                                                ----------------------------------------

INCREASE (DECREASE) IN CASH                                                              (749,972)             570,014

Cash at beginning of period                                                             1,480,287            1,633,467
                                                                                ----------------------------------------

CASH AT END OF PERIOD                                                           $         730,315   $        2,203,481
                                                                                ========================================


Schedule of noncash financing and investing activities:
  Preferred dividends declared, Series 1                                        $         100,289   $          101,720
  Preferred dividends accreted, Series 2                                                        -              817,000
  Issuance of warrants on notes payable                                                 1,304,515              297,500
  Conversion of Preferred Stock into common stock                                          10,718                7,299


See Notes to Financial Statements.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 1.  BASIS OF PRESENTATION

The accompanying financial statements are unaudited but in the opinion of management contain all the adjustments (consisting of those of a normal recurring nature) considered necessary to present fairly the financial position and the results of operations and cash flow for the periods presented in conformity with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Operating results for the nine months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 1999. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 1998.

NOTE 2.  EARNINGS PER SHARE

Basic and diluted net (loss) per Common share outstanding is based on the weighted average of shares of Common Stock outstanding during the period.

As of June 30, 1999 the Company has 1,154,428 options and 3,861,034 warrants outstanding including no "in the money" options and warrants. As of June 30, 1998 the Company had 1,175,778 options and 1,133,534 warrants outstanding including 1,357,866 "in the money" options and warrants. As of June 30, 1999 and 1998 the Company also has 660,000 and 680,000 shares, respectively, of preferred stock outstanding which is convertible into an equal number of shares of common stock (see Note 6). The inclusion of the options, warrants and convertible preferred stock in the computation of diluted earnings per share would have resulted in a reduction of the loss per share (antidilutive) and therefore both basic and diluted earnings per share amounts were the same for each of the periods presented in the accompanying financial statements.

NOTE 3.  COMPREHENSIVE INCOME (LOSS)

Total Comprehensive Loss was $(3,131,345) for the nine months ended June 30, 1999, and $(2,479,199) for the nine months ended June 30, 1998.

NOTE 4.  LEASE OF MANUFACTURING FACILITY

On December 10, 1996, the Company entered into what is in essence a sale and leaseback agreement with respect to its 40,000 square foot manufacturing facility located in London, England. The Company received $3,365,000 (1,950,000 British pounds sterling) for leasing the facility to a third party for a nominal annual rental charge and for providing the third party with an option to purchase the facility for one pound during the period December 2006 to December 2027. Concurrent with this transaction, the Company repaid the mortgage loan on this property of $1,834,000 (1,062,500 British pounds sterling).

As part of the same transaction, the Company entered into an agreement to lease the facility back from the third party for base rents of $336,000 (195,000 British pounds sterling) per year payable quarterly until 2016. The lease is renewable through 2027. The Company was also required to make a security deposit of $336,000 (195,000 British pounds sterling) to be reduced in subsequent years. The facility had a net book value of $1,398,819 (810,845 British pounds sterling) on the date of the transaction. The $1,966,181 (1,139,155 British pounds sterling) gain which resulted from this transaction will be recognized ratably over the initial term of the lease. Unamortized deferred gain as of June 30, 1999 was $1,597,591 (996,775 British pounds sterling).

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------
NOTE 5.  INVENTORIES

The components of inventory consist of the following at June 30, 1999:


Raw materials and work in process                                                                    $      368,298
Finished goods                                                                                              478,142
                                                                                                     --------------
                                                                                                            846,440
Less inventory reserves                                                                                     (30,413)
                                                                                                     --------------
Net inventory                                                                                        $      816,027
                                                                                                     ==============

NOTE 6.  SALE OF CONVERTIBLE PREFERRED STOCK

In September 1997, the Company raised approximately $1.6 million net proceeds, after issuance costs of $96,252, in a private placement of 680,000 shares of 8% cumulative convertible Preferred Stock - Series 1. In addition, warrants to purchase 52,000 shares of Common Stock were issued to the placement agents. Each share of Preferred Stock is convertible into one share of the Company's Common Stock on or after August 1, 1998. Annual Preferred Stock dividends will be paid if and as declared by the Company's Board of Directors. No dividends or other distributions will be payable on the Company's Common Stock unless dividends are paid in full on the Preferred Stock. The shares may be redeemed at the option of the Company, in whole or in part, on or after August 1, 2000, subject to certain conditions, at $2.50 per share plus accrued and unpaid dividends. In the event of a liquidation or dissolution of the Company, the Preferred Stock Series 1 would have priority over the Company's Common Stock.

On December 31, 1997, the Company completed a private placement of 729,927 shares of Class A Convertible Preferred Stock - Series 2 (the "Series 2 Preferred Stock") and Warrants to purchase 240,000 shares of Common Stock. The Series 2 Preferred Stock was sold at a per share price of $2.74, resulting in net proceeds to the Company of $1.82 million, after commissions and expenses. The Series 2 Preferred Stock automatically converted into Common Stock on a one-for-one basis, on April 3, 1998, the date on which the registration statement registering the resale of the Common Stock was declared effective by the SEC. The investors received four-year Warrants to purchase 240,000 shares of Common Stock exercisable at a price per share equal to the lesser of $3.425 or the average of the three closing bid prices per share of Common Stock for any three consecutive trading days chosen by the investor during the 30 trading day period ending on the trading day immediately prior to the exercise of the Warrants. Individuals providing services to the Company's placement agent for the above convertible Preferred Stock received Warrants to purchase 4,000 shares of Common Stock exercisable at any time prior to December 31, 2001, at $4.11 per share.

NOTE 7.  FINANCIAL CONDITION

The Company's consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $3.4 million for the year ended September 30, 1998, a net loss of $3.2 million for the nine months ended June 30, 1999 and as of June 30, 1999 had an accumulated deficit of $44.4 million.

At June 30, 1999, the Company had working capital of $0.7 million and stockholders' equity of $1.9 million. In the near term, the Company expects operating and capital costs to continue to exceed funds generated from operations due principally to the Company's fixed manufacturing costs relative to current production volumes and the ongoing need to commercialize the Female Condom around the world. As a result, operations in the near future are expected to continue to use working capital. Management recognizes that the Company's continued operations depend on its ability to raise additional capital through a combination of equity or debt financing, strategic alliances and increased sales volumes.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------
NOTE 7.     FINANCIAL CONDITION (CONTINUED)

At various points during the developmental stage of the product, the Company was able to secure resources, in large part through the sale of equity and debt securities, to satisfy its funding requirements. As a result, the Company was able to obtain FDA approval, worldwide rights, manufacturing facilities and equipment and to commercially launch the Female Condom. Management believes that recent developments, including the Company's agreement with the UNAIDS, a joint United Nations program on HIV/AIDS, provide an indication of the Company's early success in broadening awareness and distribution of the Female Condom and may benefit future efforts to raise additional capital and to secure additional agreements to promote and distribute the Female Condom throughout other parts of the world.

On September 29, 1997, the Company entered into an agreement with Vector Securities International, Inc. (Vector), an investment banking firm specializing in providing financial advisory services to healthcare and life-science companies. Pursuant to this agreement, as extended, Vector will act as the Company's exclusive financial advisor through December 31, 1999 for the purposes of identifying and evaluating opportunities available to the Company for increasing shareholder value. These opportunities may include selling all or a portion of the business, assets or stock of the Company or entering into one or more distribution arrangements relating to the Company's product. There can be no assurance that any such opportunities will be available to the Company or, if so available, that the Company will ultimately elect or be able to consummate any such transaction. Management is currently determining whether the Company should seek to extend this arrangement.

In May and June 1999 the Company completed a private placement of $1.5 million convertible debentures and 1,875,000 warrants. See Note 9 of the Notes to Unaudited Condensed Consolidated Financial Statements for additional detail.

On November 19, 1998, the Company entered into a private Equity Line of Credit Agreement (the "Equity Line Agreement") with Kingsbridge Capital Limited, a private investor (the "Selling Stockholder"). Under the Equity Line Agreement, the Company has the right, subject to various conditions, to issue and sell to the Selling Stockholder, from time to time, shares of its Common Stock for cash consideration up to an aggregate of $6 million.

The Equity Line Agreement gives the Company, in its sole discretion and subject to certain restrictions, the right to sell ("put") to the Selling Stockholder up to $6.0 million of the Company's Common Stock, subject to a minimum put of $1.0 million over the duration of the agreement. The Equity Line Agreement expires 24 months after the effective date of the registration statement filed to register the Selling Stockholder's public resale of any stock it purchases under the agreement. The Equity Line Agreement provides for, among other things, minimum and maximum puts ranging from $100,000 to $1,000,000 depending on the Company's stock price and trading volume. The timing and amount of puts under the Equity Line Agreement are totally at the Company's discretion, subject to certain conditions. The Company is required to put a minimum of $1 million during the two-year period. If the Company does not put the minimum, the Company is required to pay the investor a 12% fee on that portion of the $1 million minimum not put at the end of the two-year period. As of June 30, 1999, the Company had placed three puts for the combined cash proceeds of $485,000 providing the Selling Stockholders with a total of 482,964 shares of the Company's Common Stock. Each put was executed while the Company's stock price was below $2.00 per share.

While the Company believes that its existing capital resources will be adequate to fund its currently anticipated capital needs, if they are not, the Company may need to raise additional capital until its sales increase sufficiently to cover operating expenses. In addition, there can be no assurance that the Company will satisfy the conditions required for it to exercise puts under the Equity Line Agreement. Accordingly, the Company may not be able to realize all of the funds available to it under the Equity Line Agreement.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 7.   FINANCIAL CONDITION (CONTINUED)

Further, there can be no assurances, assuming the Company successfully raises additional funds or enters into business agreements with third parties, that the Company will achieve profitability or positive cash flow. If the Company is unable to obtain adequate financing, management will be required to sharply curtail the Company's efforts to commercialize the Female Condom and to curtail certain other of its operations or, ultimately, cease operations.

NOTE 8.   PREFERRED DIVIDENDS, SERIES 2

The Company's $2.0 million private placement of convertible Preferred Stock - Series 2 on December 31, 1997 included a beneficial conversion feature valued at $500,000 and four-year warrants to purchase additional shares of common stock valued at $317,000. In accordance with SEC reporting requirements for such transactions, the Company recorded the value of the beneficial conversion feature and warrants, a total of $817,000, as additional paid-in capital. The corresponding discount of $817,000, associated with the issuance of the convertible preferred stock is a one-time, non-recurring charge that has been fully amortized and reflected as preferred dividends accreted in the consolidated statements of operations for the nine months ended June 30, 1998. The dividend accretion had no impact on the Company's cashflow from operations.

NOTE 9.   SALE OF CONVERTIBLE DEBENTURES

On June 1, 1999, the Company completed a private placement of convertible debentures in the principal amount of $1.5 million and warrants to purchase 1,875,000 shares of Common Stock. The convertible debentures are convertible into shares of the Company's common Stock as follows: the first 50% of the original principal balance and any accrued but unpaid interest, be converted into Common Stock at the investor's election at any time after one year based on a per share price equal to the lesser of 70% of the market price of the Company's Common Stock at the time of conversion or $1.25, the second 50% of the original principal balance and any accrued but unpaid interest thereon may be converted into Common Stock at the investor's election at any time after one year based on a per share price equal to the lesser of 70% of the market price of the Company's Common Stock at the time of conversion or $2.50. The convertible debentures are payable one year after issuance or, if the Company elects, two years after issuance. If the term is extended for the extra one year, the Company must issue to the investor at the time of extension, additional warrants to purchase 375,000 shares of Common Stock on the same term as the other warrants. Interest on the convertible debentures is payable at 8% quarterly in cash or, at the investor's option, Common Stock at its then current fair market value. Repayment of the Convertible Debentures is secured by a first security interest in all of the Company's assets. Additionally, warrants to purchase 337,500 shares of Common Stock were issued to the Company's placement agent in this offering. The warrants have a term of five years and are exercisable at an exercise price equal to the lesser of 70% of the market price of the Common Stock at the time of the exercise or $1.00.

The convertible debentures beneficial conversion feature is valued at $336,400 and the warrants to purchase 1,875,000 shares of common stock are valued at $715,100. In accordance with SEC reporting requirements for such transactions, the Company recorded the value of the beneficial conversion feature and warrants (a total of $1,051,500) as additional paid in capital. The corresponding amount of $1,051,500 was recorded as a discount on convertible debentures and is amortized over 1 year using the interest rate method.

         YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS LISTED IN THIS PROSPECTUS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.

         NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES TO PERMIT A PUBLIC OFFERING OF THE COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY SUCH JURISDICTION. PERSONS WHO COME INTO POSSESSION OF THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE UNITED STATES ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS APPLICABLE TO THAT JURISDICTION.



                            THE FEMALE HEALTH COMPANY




                        4,929,175 SHARES OF COMMON STOCK




                        --------------------------------

                                   PROSPECTUS

                         -------------------------------









                                __________, 1999

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 24.          Indemnification of Directors and Officers.

                  Pursuant to sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constitute: (a) willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that section 180.0859 of the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted under sections 180.0850 to 180.0858 as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

                  Consistent with sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, Article VIII of the Company's Amended and Restated By-Laws provides that the Company shall indemnify any person in connection with legal proceedings threatened or brought against him by reason of his present or past status as an officer or director of the Company in the circumstances described above. Article VIII of the Amended and Restated By-Laws also provides that the directors of the Company are not subject to personal liability to the Company, its shareholders or persons asserting rights on behalf thereof, as provided in the Wisconsin Business Corporation Law. The Amended and Restated By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the Amended and Restated By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any Amended and Restated By-Law or otherwise.

                  The indemnification provided as set forth above is not exclusive of any other rights to which a director or an officer of the Company may be entitled.

                  The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 25.          Other Expenses of Issuance and Distribution.

                  The expenses in connection with the offering are as follows:


                  Item                                                                   Amount*
                  ----                                                                   ------
Registration fee....................................................................     $  1,370
Printing expenses...................................................................     $  5,000
Legal fees and expenses.............................................................     $ 25,000
Accounting fees and expenses........................................................     $ 10,000
Miscellaneous expenses..............................................................     $  5,000
                                                                                         --------

              Total.................................................................     $ 46,370
                                                                                         ========

----------
*  All amounts estimated except the registration fee.

Item 26.          Recent Sales of Unregistered Securities.

         On September 12, 1996, the Company completed a Regulation S offering to five offshore institutional investors selling to such investors 8% cumulative convertible debentures for an aggregate principal amount of $2 million. The debentures are convertible into the Company's common stock. In addition, the debenture holders received warrants to purchase 40,201 shares of the Company's common stock at an exercise price of $5.72 per share.

         On February 20, 1997, the Company sold $2,020,000 of 8% convertible debentures and related warrants to eight foreign investors pursuant to the exemption from the securities registration requirement provided by Regulation S promulgated under the Securities Act of 1933, as amended. The convertible debentures mature on January 31, 2000 and bear interest at 8% per annum, payable semiannually. The convertible debentures are convertible at the election of the holders into shares of common stock in accordance with their terms. As required by Regulation S, the Company offered and sold the convertible debentures and warrants in an offshore transaction only to non-U.S. persons. The Company did not use the services of an underwriter in this offering but, rather, European American Services, Inc. acted as a distributor for the offering. For its services as the distributor, European American Services, Inc. received a placement fee of 7% of the principal amount of the debentures sold. In connection with this Regulation S offering, the investors also received warrants to purchase a total of 67,333 shares of the Company's common stock at an exercise price of $5.00 per share. The warrants expire on October 30, 1999.

         The Company believes the above transactions were exempt from the securities registration requirement pursuant to Regulation S promulgated under the Securities Act because such sales were made to nonresidents of the United States in an offshore transaction without any directed selling efforts made in the United States by the Company, any distributor or any of their respective affiliates or any persons acting on behalf of any of such parties. In addition, the Company believes it implemented all offering restrictions and complied with all of the terms and conditions of Regulation S which were imposed on the issuer of the securities as of the date of each offering.

         On each of March 25, 1997, March 25, 1998 and March 25, 1999 the Company refinanced its $1 million borrowing from Mr. Dearholt by extending the one-year note payable to him for an additional year. Accordingly, the note is now payable in full on March 25, 2000. As part of these transactions, on the date of each extension, the Company issued to Mr. Dearholt warrants to purchase 200,000 shares of the Company's common stock at exercise prices of $1.848, $2.25 and $1.16 per share, respectively. These exercise prices represented 80% of the average trading price of the Company's common stock for the five trading days immediately prior to each of the refinancings. The warrants expire on the earlier of their exercise or five years after the date of their issuance.

         The Company believes that the sales described above were exempt from registration under section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act because such sales were made to one person who is an accredited investor and a director of the Company. Mr. Dearholt also represented to the Company that he was purchasing for investment without a view to further distribution. Restrictive legends were placed on all instruments evidencing the securities described above.

         On July 29, 1997, the Company completed a private placement of 680,000 shares of Class A Convertible Preferred Stock--Series 1 (the "Series 1 Preferred Stock") to a group of accredited investors. Each share of the Series 1 Preferred Stock was sold for $2.50. In connection with this private placement, the Company issued to the placement agents in the offering warrants exercisable for a total of 52,000 shares of common stock at an exercise price of $2.50 per share. The Company also paid the placement agents a cash commission equal to 7% of the proceeds received by the Company from sales made by the placement agents. The Company raised approximately $1.6 million of proceeds, net of issuance costs of $96,252. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering in that the securities were sold in a private placement to only accredited investors, most of whom had a pre-existing personal or business relationship with the Company or its officers or directors and each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

         On December 31, 1997, the Company sold 729,927 shares of Class A Convertible Preferred Stock--Series 2 ("Series 2 Preferred Stock") and warrants to purchase 240,000 shares of the Company's common stock to three institutional accredited investors pursuant to section 4(2) of the Securities Act and Regulation D promulgated thereunder. Each share of Series 2 Preferred Stock was sold for $2.74. This private placement netted the Company $1.82 million, after deduction for expenses and commissions. in connection with this private placement, the Company issued to its placement agent in the offering warrants to purchase 4,000 shares of the Company's common stock at an exercise price of $4.11 per share. The Company also paid the placement agent a commission equal to 7% of the gross proceeds raised by the Company in this offering. The warrants issued to the investors are exercisable at an exercise price per share equal to the lesser of (a) $3.25 or (b) the average of the three closing bid prices per share of the Company's common stock for any three consecutive trading days selected by the holder in the 30 consecutive trading day period ending on the trading day immediately prior to the date of exercise. Both the warrants issued to the investors and the warrants issued to the Company's placement agent in this offering expire on December 31, 2001. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering in that the securities were sold in a private placement to only sophisticated, institutional, accredited investors, each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

         On May 19, 1999 and June 3, 1999, the Company issued an aggregate of $1,500,000 of convertible debentures and warrants to purchase 1,875,000 shares of the Company's common stock to five accredited investors. The convertible debentures bear interest at 8% per annum and have a one-year term; provided, however, that the Company may extend the repayment term for an additional one year if, upon such extension, it issues to the investors warrants to purchase 375,000 shares of the Company's common stock having the same terms and conditions as the warrants issued to the investors in the private placement. The investors may convert the convertible debentures into common stock at any time after one year from the date they were issued as follows: (a) the first 50% of the original principal balance of the convertible debentures, plus any accrued but unpaid interest thereon, is convertible into common stock based on a per share price equal to the lesser of (i) 70% of the market price of the common stock at the time of conversion or (ii) $1.25; and (b) the second 50% of the original principal balance plus any accrued but unpaid interest thereon is convertible into common stock based on the per share price equal to the lesser of (i) 70% of the market price of the common stock at the time of conversion or
(ii) $2.50. As part of this offering, the Company also issued to the investors warrants to purchase 1,875,000 shares of the Company's common stock. The warrants are exercisable by the investors at any time within five years after their date of issuance at an exercise price per share equal to the lesser of (a) 70% of the market price of the Company's common stock from the date of exercise or (b) $1.00. As part of the consideration that the Company paid R.J. Steichen & Company, the Company's placement agent in the private placement of the convertible debentures and warrants, the Company issued to R.J. Steichen warrants to purchase a total of 337,500 shares of the Company's common stock. The warrants issued to R.J. Steichen are exercisable at any time commencing one year after the date of the private placement and for a period of four years thereafter at an exercise price of $1.00 per share.

         The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to only sophisticated, accredited investors, each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

         On September 24, 1999, the Company completed a private placement of 666,671 shares of its common stock to nine investors. Each share of common stock was sold for a purchase price of $0.75, representing a discount of 12% from the market price on the date that the shares were sold. In connection with this private placement, the Company agreed to register the investors' resale of these shares pursuant to this registration statement. The Company raised approximately $500,000 of proceeds, net of issuance cost of $0 in connection with this private placement. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to only accredited investors, most of whom had a preexisting personal or business relationship with the Company or its officers or directors and each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering. In addition, the common stock issued to these investors contained restrictive legends indicating that the shares had not been registered and, therefore, cannot be resold unless the resale was registered under the Securities Act or an exemption from such registration requirement was available.

On February 18, 1999, the Company extended for an additional one-year term its one-year, $50,000 promissory note payable to O.B. Parrish, the Company's Chairman and Chief Executive Officer. The extension was completed through the execution of a promissory note and Note Purchase and Warrant Agreement and Stock Issuance Agreement. Pursuant to this transaction, Mr. Parrish was granted warrants to purchase 10,000 shares of common stock at an exercise price of $1.35 per share. The warrants expire upon the earlier of their exercise or five years after the date of their issuance. Under the Stock Issuance Agreement, if we fail to pay the $50,000 promissory note when due, we must issue 10,000 shares of our common stock to Mr. Parrish. The issuance will not, however, alleviate our liability under the note. We also granted Mr. Parrish securities registration rights with respect to any common stock he receives from us under these warrants or the Stock Issuance Agreement.

         On February 12, 1999, we borrowed $250,000 from Mr. Dearholt. The borrowing was effectuated in the form of a $250,000, one-year promissory note payable by us to Mr. Dearholt. As part of this transaction, the Company entered into a Note Purchase and Warrant Agreement and a Stock Issuance Agreement. Pursuant to the Note Purchase and Warrant Agreement, Mr. Dearholt received a warrant to purchase [50,000] shares of our common stock at an exercise price of $1.25 per share. The warrants expire upon the earlier of their exercise or five years after the date of their issuance. Under the Stock Issuance Agreement, if we fail to pay the $250,000 under the note when due, we must issue [50,000] shares of our common stock to Mr. Dearholt. This issuance will not, however, alleviate our liability under the note. We also granted Mr. Dearholt securities registration rights with respect to any common stock he receives from us under these warrants or the Stock Issuance Agreement.

Item 27. Exhibits. The following exhibits are filed as part of this Registration Statement.


     Exhibit No.                            Description
     -----------                            -----------
         3.1               Amended and Restated Articles of Incorporation of the Company.

         3.2               Amended and Restated By-Laws of the Company.(1)

         4.1               Amended and Restated Articles of Incorporation (same as Exhibit 3.1).

         4.2               Articles II, VII and XI of the Amended and Restated By-Laws of the Company (included in Exhibit 3.2).(1)

         4.3               Private Equity Line of Credit Agreement between the Company and Kingsbridge Capital Limited dated
                           November 19, 1998.(2)

         4.4               Registration Rights Agreement between the Company and Kingsbridge Capital Limited dated as of
                           November 19, 1998.(2)

         4.5               Warrant to Purchase up to 200,000 shares of common stock of the Company issued to Kingsbridge Capital
                           Limited as of November 19, 1998.(2)

         4.6               Warrant to Purchase up to 100,000 shares of common stock of the Company issued to Kingsbridge Capital
                           Limited as of February 12, 1999.(2)

         5                 Legal Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. regarding legality of securities being issued.

         10.1              Employment Agreement between John Wundrock and the Company dated October 1, 1989.(3)

         10.2              Wisconsin Pharmacal Company, Inc. (k/n/a The Female Health Company) 1990 Stock Option Plan.(4)

         10.3              Commercial Building Lease dated May 1, 1992 covering the Jackson, Wisconsin, office and manufacturing facility.(5)

         10.4              Reality Female Condom Clinical Trial Data Agreement between the Company and Family Health International dated September 24, 1992.(6)

         10.5              Trademark License Agreement for Reality Trademark.(7)

         10.6              Office space lease between the Company and John Hancock Mutual Life Insurance Company dated
                           June 1, 1994.(8)

         10.7              Employment Agreement dated September 10, 1994 between the Company and Dr. Mary Ann Leeper.(9)

         10.8              1994 Stock Option Plan.(10)


         10.9              Investor relations and development services Consulting Agreement between the Company and C.C.R.I.
                           Corporation dated March 13, 1995.(11)

         10.10             Consultant Warrant Agreement dated March 13, 1995 between the Company and C.C.R.I. Corporation, as amended on April 22, 1996.(12)

         10.11             Company Promissory Note payable to Stephen M. Dearholt for $1 million dated March 25, 1996 and related
                           Note Purchase and Warrant Agreement, warrants and Stock Issuance Agreement.(13)

         10.12             Outside Director Stock Option Plan.(12)

         10.13             Exclusive Distribution Agreement between Chartex International Plc and Taiho Pharmaceutical Co., Ltd.
                           dated October 18, 1994.(14)

         10.14             Supply Agreement between Chartex International Plc and Deerfield Urethane, Inc. dated August 17, 1994.
                           (14)

         10.15             Employment Letter dated February 28, 1990 from Chartex Resources Ltd. to Michael Pope and Board amendments thereto.(14)

         10.16             Grant Letter dated March 7, 1996 from the Government Office for London of the Secretary of State of
                           Trade and Industry regarding economic development grant to the Company.(14)

         10.17             Letter Amendment to Asset Sale Agreement dated April 29, 1996 between the Company and Dowty Seals
                           Limited and Chartex International Plc.(14)

         10.18             Form of 8% Convertible Debenture due August 31, 1999 issued by the Company to certain foreign investors on September 12, 1996.(15)

         10.19             Form of Warrant issued by the Company to certain foreign investors as of September 12, 1996.(15)

         10.20             Fund Raising Agreement dated May 1, 1998 by and between Hartinvest-Medical Ventures and the Company.

         10.21             Change of Control Agreement dated January 27, 1999, between The Female Health Company and Michael Pope.
                           (16)

         10.22             Agreement between Kingsbridge Capital Limited and the Company dated February 12, 1999.(2)

         10.23             Consulting Agreement between the Company and Kingsbridge Capital Limited dated February 12, 1999.(2)

         10.24             Company Promissory Note to Stephen M. Dearholt for $250,000 dated February 1, 1999 and related Note
                           Purchase And Warrant Agreement, warrants and Stock issuance Agreement.(16)

         10.25             Company Promissory Note to O.B. Parrish for $50,000 dated February 1, 1999 and related Note Purchase And
                           Warrant Agreement, warrants and Stock issuance Agreement.(16)

         10.26             Company Promissory Note to Stephen M. Dearholt for $1 million dated March 25, 1999 and related Note
                           Purchase and Warrant Agreement,  Warrant and Stock Issuance Agreement.(16)

         10.27             Form of Registration Rights Agreement between the Company and certain private placement investors dated as of June 1, 1999.(17)

         10.28             Amendment to Registration Rights Agreement between the Company and Private Placement Investors dated as of June 1, 1999.(17)

         10.29             $1 million Convertible Debenture issued by the Company to Gary Benson dated May 19, 1999.(17)

         10.30             $100,000 Convertible Debenture issued by the Company to Daniel Bishop dated June 2, 1999.(17)

         10.31             $100,000 Convertible Debenture issued by the Company to Robert Johander dated June 3, 1999.(17)

         10.32             $100,000 Convertible Debenture issued by the Company to Michael Snow dated June 3, 1999.(17)

         10.33             $100,000 Convertible Debenture issued by the Company to W.G. Securities Limited Partnership dated
                           June 3, 1999.(17)

         10.34             Warrant to purchase 1,250,000 shares of the Company's common stock issued to Gary Benson on
                           May 19, 1999.(17)

         10.35             Warrant to purchase 125,000 shares of the Company's common stock issued to Daniel Bishop on
                           June 3, 1999.(17)

         10.36             Warrant to purchase 125,000 shares of the Company's common stock issued to Robert Johander on
                           June 3, 1999.(17)

         10.37             Warrant to purchase 250,000 shares of the Company's common stock issued to Michael Snow on
                           June 3, 1999.(17)

         10.38             Warrant to purchase 125,000 shares of the Company's common stock issued to W.G. Securities Limited
                           Partnership on June 3, 1999.(17)

         10.39             Form of Common Stock Purchase Warrant to acquire 337,500 shares issued to R.J. Steichen as placement agent.(17)

         10.40             Form of Change of Control Agreement between the Company and each of O. B. Parrish and Mary Ann Leeper.

         21                Subsidiaries of Registrant.

         23.1              Consent of McGladrey & Pullen, LLP

         23.2              Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. (included in Exhibit 5).

-----------------------

(1)     Incorporated herein by reference to the Company's 1995 Form 10-KSB.

(2) Incorporated herein by reference to the Company's Form SB-2 Registration Statement filed December 8, 1998.

(3) Incorporated herein by reference to the Company's Registration Statement on Form S-18, Registration No. 33-35096, as filed with the Securities and Exchange Commission on May 25, 1990.

(4)     Incorporated herein by reference to the Company's December 31, 1990
        Form 10-Q.

(5)     Incorporated herein by reference to the Company's June 30, 1992 Form
        10-Q.

(6) Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1, Registration No. 33-51586, as filed with the Securities and Exchange Commission on September 28, 1992.

(7)     Incorporated herein by reference to the Company's 1992 Form 10-KSB.

(8)     Incorporated herein by reference to the Company's June 30, 1994 Form
        10-Q.

(9) Incorporated herein by reference to the Company's Registration Statement on Form S-2, Registration No. 33-84524, as filed with the Securities and Exchange Commission on September 28, 1994.

(10)    Incorporated herein by reference to the Company's 1994 Form 10-KSB.

(11)    Incorporated herein by reference to the Company's March 31, 1995 Form
        10-Q.

(12) Incorporated herein by reference to the Company's Form S-1 Registration Statement filed with the Securities and Exchange Commission on April 23, 1996.

(13)    Incorporated herein by reference to the Company's June 30, 1995 Form
        10-Q.

(14) Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Company's Form S-1 Registration Statement filed with the Securities and Exchange Commission on June 5, 1996.

(15)    Incorporated herein by reference to the Company's 1996 Form 10-K.

(16)    Incorporated herein by reference to the Company's March 31, 1999 Form
        10-QSB.

(17)    Incorporated herein by reference to the Company's June 30, 1999 Form
        10-QSB.


Item 28.          Undertakings.

                  The small business issuer hereby undertakes as follows:

                  (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                (b) File, during any period in which offers and sales of securities may be made pursuant to this registration, a post-effective amendment to this registration statement to:

                      (i)      include any prospectus required by section 10(a)
(3) of the Securities Act;

                      (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                      (iii) include any additional or changed material information on the plan of distribution.

                (c) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                (d) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

                  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Chicago, State of Illinois, on the 19th day of October, 1999.


                                       THE FEMALE HEALTH COMPANY

                                      BY  /s/ O.B. Parrish
                                        ----------------------------------------
                                        Its Chairman and Chief Executive Officer
                                           -------------------------------------

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                                Title                              Date
---------                                -----                              ----
        /s/  O.B. Parrish                Chairman of the Board, Chief        October 19, 1999
   ------------------------------        Executive Officer and Director      ----------
              O.B. Parrish

   ------------------------------        President and Chief Operating                 , 1999
         Mary Ann Leeper, Ph.D.          Officer and Director                ----------


        /s/   Robert R. Zic              Chief Financial Officer             October 19, 1999
   ------------------------------                                            ----------
              Robert R. Zic

   /s/  William R. Gargiulo, Jr.         Secretary and Director              October 19, 1999
   -------------------------------                                           ----------
        William R. Gargiulo, Jr.

                                         Director                                      , 1999
   -------------------------------                                           ----------
            David R. Bethune


      /s/  Stephen M. Dearholt           Director                            October 19, 1999
   -------------------------------                                           ----------
           Stephen M. Dearholt

         /s/ James R. Kerber             Director                            October 19, 1999
   --------------------------------                                          ----------
             James R. Kerber
                                         Director                                      , 1999
   --------------------------------                                          ----------
            Michael R. Walton

                                  EXHIBIT INDEX


                                                                                                Page
  Exhibit Number                      Description                                              Number
  --------------                      -----------                                              ------
      3.1           Amended and Restated Articles of Incorporation of the Company.

        5           Legal Opinion of Reinhart, Boerner, Van Deuren, Norris &
                    Rieselbach, s.c. regarding legality of securities offered

    10.40           Form of Change of Control Agreement between the Company and each of
                    O. B. Parrish and Mary Ann Leeper

       23           Consent of McGladrey & Pullen, LLP

















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